UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
1Life Healthcare, Inc.

(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

.
1LIFE HEALTHCARE, INC.
ONE EMBARCADERO CENTER, SUITE 1900
SAN FRANCISCO, CALIFORNIA 94111
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 a.m. Pacific Time on Thursday, June 2, 2022
Dear Stockholders of 1Life Healthcare, Inc.:
We cordially invite you to attend the 2022 annual meeting of stockholders, or the Annual Meeting, of 1Life Healthcare, Inc., a Delaware corporation, or the Company or One Medical, which will be held virtually on Thursday, June 2, 2022 at 9:00 a.m. Pacific Time via live audio webcast on the Internet at www.virtualshareholdermeeting.com/ONEM2022, for the following purposes, as more fully described in the accompanying proxy statement:
1.To elect three Class II directors to serve until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified;
2.To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022;
3.To conduct a non-binding advisory vote to approve the compensation of our named executive officers;
4.To conduct a non-binding advisory vote on the frequency of future non-binding advisory votes to approve the compensation of our named executive officers; and
5.To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

We have elected to provide Internet access to our proxy materials, which include the proxy statement for our Annual Meeting accompanying this notice, in lieu of mailing printed copies. Providing our Annual Meeting materials via the Internet reduces the costs associated with our Annual Meeting and lowers our environmental impact, all without negatively affecting our stockholders’ ability to timely access Annual Meeting materials. As there may still be public health and travel concerns with respect to participation in a physical meeting due to the continuing COVID-19 pandemic, our board of directors has determined to hold a live audio webcast in lieu of an in-person meeting to help expand access to and enable participation by stockholders across all locations. You will be able to vote and submit your questions during the meeting at www.virtualshareholdermeeting.com/ONEM2022. In light of the current environment, we believe that holding a virtual meeting will enable greater stockholder attendance and help accommodate participants who may be unable or unwilling to travel to an in-person meeting. As always, we encourage you to vote your shares prior to the Annual Meeting either by telephone, Internet or by proxy card to help make this meeting format as efficient as possible.
Our board of directors has fixed the close of business on April 4, 2022 as the record date for the Annual Meeting. Only stockholders of record on April 4, 2022 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

On or about April 21, 2022, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access our proxy statement for our 2022 Annual Meeting of Stockholders, or the proxy statement, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, or the Annual Report. The proxy statement and the Annual Report can be accessed directly at the following Internet address: http://materials.proxyvote.com/68269G. All you have to do is enter the control number located on your proxy card. The Notice will also contain instructions on how to receive a paper copy of the proxy materials by mail. A complete list of record stockholders will be available for examination by any stockholder for any purpose germane to the Annual Meeting beginning ten days prior to the meeting. If you would like to view the list, please email us at investor@onemedical.com. In addition, the list of record stockholders will be available during the Annual Meeting for inspection by stockholders of record for any legally valid purpose related to the Annual Meeting at www.proxyvote.com/68269G.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure that your shares are represented. For additional instructions on voting by telephone or the Internet, please refer to your proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.
We appreciate your continued support of One Medical.
By order of the Board of Directors,
Amir Dan Rubin
Chief Executive Officer, President and Chairperson of the Board
San Francisco, California
April 21, 2022

Table of Contents

PROCEDURAL MATTERS	1

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	8

PROPOSAL NO. 1—ELECTION OF DIRECTORS	18

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	19

PROPOSAL NO. 3--NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	21

PROPOSAL NO. 4--NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE NON-BINDING ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	22

REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE	23

EXECUTIVE OFFICERS	24

EXECUTIVE COMPENSATION	25

COMPENSATION DISCUSSION AND ANALYSIS	25

EQUITY COMPENSATION PLAN INFORMATION	44

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	45

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	48

OTHER MATTERS	51

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. Forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "goal," "would," "expect," "plan," "anticipate," "believe," "estimate," "project," "predict," "potential" and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our Annual Report on Form 10-K for the year ended December 31, 2021. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

1LIFE HEALTHCARE, INC.

PROXY STATEMENT
FOR
2022 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2022 Annual Meeting of stockholders of 1Life Healthcare, Inc. and any postponements, adjournments or continuations thereof. The Annual Meeting will be held virtually on Thursday, June 2, 2022, at 9:00 a.m. Pacific Time via live audio webcast. The Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 21, 2022 to all stockholders entitled to vote at the Annual Meeting. We recommend that you log in a few minutes before 9:00 a.m., Pacific Time, to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

In order to enter the Annual Meeting, you will need your control number, which is included in the Notice or on your proxy card if you are a stockholder of record. If you are the beneficial owner of your shares, your control number is included with your voting instruction card and voting instructions received from your brokerage firm, bank, or other nominee. Instructions on how to attend and participate are available at www.virtualshareholdermeeting.com/ONEM2022.

If you would like to submit a question during the Annual Meeting, you may log in at www.virtualshareholdermeeting.com/ONEM2022 using your control number, type your question into the “Ask a Question” field, and click “Submit.” To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. We will answer as many questions submitted in accordance with the rules of conduct as possible in the time allotted for the Annual Meeting. Only questions that are relevant to an agenda item to be voted on by stockholders at the Annual Meeting will be answered.
The information provided in the "question and answer" format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission, or the SEC, we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 21, 2022 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.
Will I receive any other proxy materials by mail?
No, you will not receive any other proxy materials by mail unless you request a paper copy of proxy materials. To request that a full set of the proxy materials be sent to your specified postal address, please go to www.proxyvote.com or call 1-800-579-1639. Please have your proxy card in hand when you access the website or call and follow the instructions provided.
What matters am I voting on?
You will be voting on:

•the election of three Class II directors to serve until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified;
•a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022;
•a proposal to conduct a non-binding advisory vote to approve the compensation of our named executive officers;
•a proposal to conduct a non-binding advisory vote on the frequency of future non-binding advisory votes to approve the compensation of our named executive officers; and
•any other business as may properly come before the Annual Meeting.
How does the board of directors recommend I vote on these proposals?
Our board of directors recommends a vote:

•"FOR" the election of Paul R. Auvil, Mark S. Blumenkranz, M.D. and Kalen F. Holmes, Ph.D. as Class II directors;
•"FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022;
•"FOR" the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement; and
•"FOR" the option of "one year" as the preferred frequency for future non-binding advisory votes to approve the compensation of our named executive officers.
What if another matter is properly brought before the meeting?
Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with his or her best judgment.
Who is entitled to vote?
Holders of our common stock as of the close of business on April 4, 2022, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were 193,465,919 shares of our common stock outstanding. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of common stock is entitled to one vote on each proposal.
Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card, vote live at the Annual Meeting, or vote by proxy through the Internet or by telephone. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you should follow your broker's procedures for obtaining a legal proxy to vote your shares of our common stock live at the Annual Meeting. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as "street name stockholders."
How many votes are needed for approval of each proposal?
•Proposal No. 1: The election of directors requires a plurality of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved.

“Plurality” means that the nominees who receive the largest number of votes cast “For” such nominees are elected as directors. As a result, only “For” votes will affect the outcome, and any shares not voted “For” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee's favor and will have no effect on the outcome of the election. You may vote “For” or “Withhold” on each of the nominees for election as a director.
•Proposal No. 2: The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote "Against" this proposal. Because this is a routine proposal, there will not be any broker non-votes.
•Proposal No. 3: A majority of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon is required to approve the compensation of our named executive officers. Since this proposal is an advisory vote, the result will not be binding on our board of directors, our compensation committee, or the Company. The board of directors and our compensation committee will consider the outcome of the vote when determining the compensation of our named executive officers. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote "Against" this proposal. Broker non-votes will have no effect on the outcome of this proposal.
•Proposal No. 4: The frequency receiving the highest number of votes from the voting power of shares of our common stock present in person or by proxy and entitled to vote will be considered the frequency preferred by the stockholders. Since this proposal is an advisory vote, the result will not be binding on our board of directors, any of its designated committees, or the Company. Our board of directors and its designated committees will consider the outcome of the vote when determining how often we should submit to stockholders future advisory votes to approve the compensation of our named executive officers. Broker non-votes and abstentions will have no effect on the outcome of this proposal.
What are the effects of abstentions, withheld votes and broker non-votes?
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares or withholds votes as to a particular proposal, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions or withheld votes to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions and withheld votes will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting (e.g., Proposals No. 2 and 3). However, because the outcome of Proposal No. 1 (election of directors) and Proposal No. 4 (the frequency of future non-binding advisory votes to approve our executive compensation) will be determined by a plurality vote, abstentions and withheld votes will have no impact on the outcome of such proposal as long as a quorum exists.
A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes present and entitled to vote or votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole "routine" matter: the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31,

2022. Your broker will not have discretion to vote on Proposals No. 1, 3 and 4, “non-routine” matters, or any other proposals which are considered “non-routine” matters, absent direction from you.

What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our amended and restated bylaws and Delaware law. The presence, in person or by proxy, of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. On the record date, there were 193,465,919 shares outstanding and entitled to vote. Thus, the holders of at least 96,732,960 shares must be present in person or represented by proxy at the meeting to have a quorum.  Abstentions, withheld votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.
How do I vote?
If you are a stockholder of record, there are four ways to vote:
•by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 1, 2022 (have your Notice or proxy card in hand when you visit the website);
•by toll-free telephone at 1-800-690-6903, until 11:59 p.m. Eastern Time on June 1, 2022 (have your Notice or proxy card in hand when you call);
•by completing and mailing your proxy card (if you received printed proxy materials); or
•by Internet during the Annual Meeting. Instructions on how to attend and vote at the Annual Meeting are described at www.virtualshareholdermeeting.com/ONEM2022.
If you plan to attend the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.
If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you need to obtain a legal proxy from your broker, bank or other nominee in order to vote your shares in person in the Annual Meeting.
Can I change my vote or revoke my proxy?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:
•entering a new vote by Internet or by telephone;
•completing and returning a later-dated proxy card;
•notifying the Corporate Secretary of 1Life Healthcare, Inc., in writing, at 1Life Healthcare, Inc., One Embarcadero Center, Suite 1900, San Francisco, California 94111; or
•attending and voting electronically at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.
Will my vote be kept confidential?
Yes, your vote will be kept confidential and not disclosed to the Company unless:
•required by law;
•you expressly request disclosure on your proxy; or
•there is a proxy contest.

Why won’t there be an in-person meeting this year?
As there may still be public health and travel concerns with respect to participation in a physical meeting due to the continuing COVID-19 pandemic, we have adopted a virtual format for our Annual Meeting this year to help expand access to and enable participation by stockholders across all locations. We believe the virtual format will encourage attendance and participation by a broader group of stockholders and help reduce the costs and environmental impact associated with an in-person meeting. You will be able to vote and submit your questions during the meeting at www.virtualshareholdermeeting.com/ONEM2022. The health and safety of our employees, stockholders, directors and community is paramount and we believe that holding a virtual meeting will enable greater stockholder attendance and help accommodate participants who may be unable or unwilling to travel to an in-person meeting.
What do I need to do to attend the Annual Meeting online?
We will be hosting our Annual Meeting via live audio webcast only. If you are a stockholder as of the record date of April 4, 2022 and wish to virtually attend the Annual Meeting, you will need the 16-digit control number, which is located on your Notice of Internet Availability of Proxy Materials or on your proxy card (if you receive a printed copy of the proxy materials). Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com. The webcast will start at 9:00 a.m., Pacific Time on June 2, 2022. Stockholders may vote and ask questions while attending the Annual Meeting online. A webcast playback will be available on our Investor Relations website at https://investor.onemedical.com 24 hours after the completion of the meeting. The webcast will be available for approximately one year.
Use of cameras and recording devices are prohibited while virtually attending the live audio webcast.
How can I get help if I have trouble checking in or listening to the meeting online?
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting, please call the technical support number that will be posted on the Virtual Shareholder Meeting log-in page.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Amir Dan Rubin, Bjorn Thaler and Lisa A. Mango have been designated as proxy holders by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
How are proxies solicited for the Annual Meeting?
Our board of directors is soliciting proxies for use at the Annual Meeting. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices you receive to ensure that all of your shares are voted.
Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. If you prefer to receive separate copies, or if you are receiving multiple copies and wish to request we only send a single copy of the Notice and, if applicable, our proxy materials, please contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at:

Broadridge Financial Solutions, Inc.
Attention: Householding Department
51 Mercedes Way
Edgewood, New York 11717
Street name stockholders may contact their broker, bank or other nominee to request information about householding.
What is the deadline to propose actions for consideration at next year's annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year's annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2023 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than December 22, 2022. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
1Life Healthcare, Inc.
Attention: Corporate Secretary
One Embarcadero Center, Suite 1900
San Francisco, California 94111
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our board of directors or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for the 2023 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:
•not earlier than the close of business on February 2, 2023; and
•not later than the close of business on March 4, 2023.
In the event that we hold the 2023 annual meeting of stockholders more than 30 days before or more than 30 days after the one-year anniversary of the Annual Meeting, then, for notice by the stockholder to be timely, it must be received by the Corporate Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting, or the tenth day following the day on which public announcement of the date of such annual meeting is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
Nomination of Director Candidates
Holders of our common stock may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee's name and qualifications for membership on our board of directors and should be directed to our General Counsel or legal department at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled "Board of Directors and Corporate Governance—Stockholder Recommendations and Nominations to the Board of Directors."
In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under the section titled "Stockholder Proposals" for stockholder proposals that are not intended to be included in a proxy statement.

In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the universal proxy rules in connection with our 2023 annual meeting of stockholders, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 3, 2023.
Availability of Bylaws
A copy of our amended and restated bylaws is available via the SEC's website at http://www.sec.gov. You may also contact our Corporate Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business and affairs are managed under the direction of our board of directors. Our board of directors consists of ten directors, all of whom, other than Mr. Rubin, qualify as "independent" under the listing standards of the Nasdaq Global Select Market, or Nasdaq. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.
The following table sets forth the names, ages as of March 31, 2022, and certain other information for each of the members of our board of directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our board of directors:

	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Directors with Terms Expiring at the Annual Meeting/ Nominees
Paul R. Auvil(1)	II	58	Director	2019	2022	2025
Mark S. Blumenkranz, M.D.(1)	II	71	Director	2019	2022	2025
Kalen F. Holmes, Ph.D.(2)	II	55	Director	2017	2022	2025
Continuing Directors
Amir Dan Rubin	III	52	Chair, Chief Executive Officer and President	2017	2023	—
Bruce W. Dunlevie(3)*	I	65	Director	2007	2024	—
David P. Kennedy(2)	I	51	Director	2007	2024	—
Freda Lewis-Hall, M.D.(3)	III	67	Director	2019	2023	—
Robert R. Schmidt(2)	III	39	Director	2018	2023	—
Scott C. Taylor(1)	I	57	Director	2021	2024	—
Mary Ann Tocio(3)	III	73	Director	2021	2023	—
*Lead Independent Director
(1)Member of the audit and compliance committee
(2)Member of the compensation committee
(3)Member of the nominating and corporate governance committee
Nominees for Director
Paul R. Auvil has served as a member of our board of directors since September 2019. Since March 2007, Mr. Auvil has served as the Chief Financial Officer of Proofpoint, Inc., a provider of security-as-a-service solutions. From September 2006 to March 2007, Mr. Auvil was an entrepreneur-in-residence at Benchmark Capital, a venture capital firm. From 2002 to July 2006, he served as the Chief Financial Officer at VMware, Inc., a computing virtualization company. From 2007 to 2017, Mr. Auvil served on the board of directors of Quantum Corporation, a data storage company. From 2009 to 2010, Mr. Auvil served on the board of directors of OpenTV Corp., a provider of interactive television software and services. From 2009 to 2017, Mr. Auvil served on the board of directors of Marin Software, Inc., a cloud-based ad management platform company. Mr. Auvil earned an A.B. in Engineering Sciences and a Bachelor of Engineering degree from Dartmouth College, and a Master of Management from the Kellogg Graduate School of Management at Northwestern University. We believe Mr. Auvil is qualified to serve on our board of directors because of his financial and accounting experience and his service on the boards of directors of several companies.
Mark S. Blumenkranz, M.D. has served as a member of our board of directors since November 2019. Since October 2015, Dr. Blumenkranz has served as the managing director of Lagunita Biosciences LLC, a healthcare investment company. Since September 2019, Dr. Blumenkranz has served as the chief executive officer of Kedalion Therapeutics Inc., an ophthalmic drug development company. From 1997 to August 2015, he served as the H.J. Smead Professor and Chairman of the Department of Ophthalmology at the Stanford University School of Medicine and as the inaugural director of the Byers Eye

Institute, a nationally-recognized eye care center. From January 2015 to August 2015, Dr. Blumenkranz served on the board of directors of Presbia PLC, a medical device company. From July 2006 to February 2017, Dr. Blumenkranz served on the board of directors of Adverum Biotechnologies Inc., a biotechnology company. He also serves on the board of directors of biopharmaceutical companies IVERIC bio, Inc. and Kala Pharmaceuticals, Inc. as well as several private biotechnology and medical device companies. Dr. Blumenkranz earned an A.B. in Biology, an M.M.S. in Biochemical Pharmacology and an M.D. from Brown University. He received his surgical internship and ophthalmology residency training at the Stanford University School of Medicine and his fellowship training in vitreoretinal surgery at the Bascom Palmer Eye Institute at the University of Miami School of Medicine. We believe that Dr. Blumenkranz is qualified to serve as a member of our board of directors because of his experience as a director and founder of several biotechnology companies, as well as his significant expertise in medical practice.
Kalen F. Holmes, Ph.D., has served as a member of our board of directors since January 2017. From November 2009 to February 2013, Dr. Holmes served as Executive Vice President of Partner Resources at Starbucks Corporation, a publicly traded retail beverage company. Since December 2014 and August 2016, Dr. Holmes has served on the boards of directors of Zumiez Inc., a publicly traded clothing store, and Red Robin Gourmet Burgers, Inc., a publicly traded restaurant company, respectively. Dr. Holmes earned a B.A. in Psychology from the University of Texas and an M.A. and Ph.D. in Industrial and Organizational Psychology from the University of Houston. We believe that Dr. Holmes is qualified to serve as a member of our board of directors because of her public company management and board experience.
Continuing Directors
Amir Dan Rubin. See the section titled "Executive Officers" for Mr. Rubin’s biographical information.
Bruce W. Dunlevie has served as a member of our board of directors since June 2007. He has been a General Partner of venture capital firm Benchmark Capital since its founding in May 1995. Mr. Dunlevie also serves on the board of directors and compensation committee of WeWork Inc., and previously served as a member of the board of directors of ServiceSource International, a publicly traded analytics company, and Marin Software, a publicly traded digital advertising company. He earned a B.A. in History from Rice University and an M.B.A. from Stanford University. We believe that Mr. Dunlevie is qualified to serve as a member of our board of directors because of his extensive experience in healthcare and technology and his service on publicly traded company boards.
David P. Kennedy has served as a member of our board of directors since June 2007. Mr. Kennedy co-founded Serent Capital, a private equity firm, in 2008 and served as one of its general partners until October 2020, when he became a partner emeritus. Mr. Kennedy led all of Serent’s healthcare investments from its inception through October 2020 and has served on the boards of directors of several privately held companies. Mr. Kennedy currently serves on the board of Vector Acquisition Corporation II, a special purpose acquisition company. From September 2020 to August 2021, Mr. Kennedy served on the board of Vector Acquisition Corporation, a special purpose acquisition company (now RocketLab USA, Inc.). Mr. Kennedy earned a B.Comm. in Finance, an M.B.S. in International Marketing from University College Dublin and an M.A. in International Policy Studies and an M.B.A. from Stanford University. We believe that Mr. Kennedy is qualified to serve as a member of our board of directors because of his experience in healthcare investing.

Freda Lewis-Hall, M.D., DFAPA has served as a member of our board of directors since November 2019. Dr. Lewis-Hall served as Senior Medical Advisor to the chief executive officer at Pfizer Inc., a biopharmaceutical company, from January 2020 until her retirement in March 2020. From January 2019 to December 2019, Dr. Lewis-Hall served as Chief Patient Officer and Executive Vice President of Pfizer, a pharmaceutical company. From June 2009 until December 2018, Dr. Lewis-Hall served as Pfizer’s Chief Medical Officer. Prior to joining Pfizer in 2009, Dr. Lewis-Hall held various senior leadership positions including Chief Medical Officer and Executive Vice President, Medicines Development at Vertex Pharmaceuticals Incorporated, a biopharmaceutical company, from June 2008 to May 2009; and Senior Vice President, U.S. Pharmaceuticals, Medical Affairs for Bristol-Myers Squibb Company from 2003 until May 2008.  Between 1994 and 2003, Dr. Lewis-Hall held leadership roles across several multinational pharmaceutical corporations, including Pharmacia and Eli Lilly. Dr. Lewis-Hall currently serves on the board of directors of Exact Sciences Corporation, a molecular diagnostics company, SpringWorks Therapeutics, Inc., a biopharmaceutical company and Pyxis Oncology, Inc., a preclinical oncology company. From December 2014 to May 2017, she served on the board of directors of Tenet Healthcare Corporation, a healthcare services company.  Dr. Lewis-Hall serves on the advisory board of the Dell Medical School and the Board of Fellows of the Harvard School of Medicine. She also served on the board of the Patient Centered Outcomes Research Institute from 2010 to 2020. Dr. Lewis-Hall earned a B.A. in Natural Sciences from Johns Hopkins University and an M.D. from Howard University College of Medicine. We believe that Dr. Lewis-Hall is qualified to serve on our board of directors based on her expertise and experience in the biopharmaceutical industry and her leadership experience as a senior executive at various biopharmaceutical companies.
Robert R. Schmidt has served as a member of our board of directors since August 2018. Mr. Schmidt is a Managing Director at The Carlyle Group Inc., or Carlyle, a private equity firm, where he focuses on investment opportunities in the healthcare sector since joining Carlyle in 2011. Since February 2019, Mr. Schmidt has served on the board of Ortho Clinical Diagnostics, a medical diagnostic company.  In addition, Mr. Schmidt serves on the boards of several privately held healthcare companies. Mr. Schmidt earned a B.S.C.E. in Finance and Management from the Wharton School at the University of Pennsylvania and an M.B.A. from Harvard Business School. We believe that Mr. Schmidt is qualified to serve as a member of our board of directors because of his extensive experience in healthcare investing.

Scott C. Taylor has served as a member of our board of directors since June 2021. From 2007 to 2020, Mr. Taylor served as Executive Vice President, General Counsel and Corporate Secretary of Symantec Corporation (now NortonLifeLock, Inc.), a cybersecurity software and services company. Prior to Symantec, Mr. Taylor was Chief Administrative Officer, Senior Vice President and General Counsel of Phoenix Technologies Ltd., a system software company, from 2002 to 2007. Mr. Taylor currently serves as a director of Ziff Davis, Inc. (formerly J2 Global Inc.), a Web-based communications and cloud services company, Piper Sandler Companies, an investment bank and institutional securities firm, and Western Technology Investment, a venture-debt firm. Previously, Mr. Taylor served as a director of DigiCert Inc., VirnetX, Inc. and VeriSign Japan K.K. Mr. Taylor holds a juris doctorate from George Washington University, and a bachelor’s degree in International Relations from Stanford University. We believe Mr. Taylor is qualified to serve on our board of directors because of his public company management and board experience.

Mary Ann Tocio has served as a member of our board of directors since September 2021. Ms. Tocio served as President and Chief Operating Officer of Bright Horizons Family Solutions, Inc., an employer-sponsored child care provider, or Bright Horizons, from June 2000 until her retirement in June 2015. From January 1992 to May 2000, Ms. Tocio held several executive positions at Bright Horizons, including as Chief Operating Officer and Vice President and General Manager of Child Care Operations. Prior to Bright Horizons, Ms. Tocio was the Senior Vice President of Operations for Health Stop Medical Management, Inc., a provider of urgent care services. Ms. Tocio currently serves as a member of the board of directors of Bright Horizons, Burlington Stores, Inc., a national off-price retailer, and previously served on the board of Civitas Solutions, Inc. (The MENTOR Network), a provider of health and human services, from October 2015 to March 2019 and the board of Mac-Gray Corporation, a laundry services company, from November 2006 to June 2013. Ms. Tocio holds a Master of Business Administration from Simmons College School of Management and graduated from Lawrence Memorial School of Nursing. We believe that Ms. Tocio is qualified to serve on our board of directors based on her leadership and multi-site operational experience and substantial public company board experience.
Composition of Our Board of Directors
The primary responsibilities of our board of directors are to provide oversight, strategic guidance, counseling and direction to our management. Our board of directors meets on a regular basis and additionally as required. Our board of directors currently consists of ten directors. Our amended and restated certificate of incorporation provides that the authorized number of directors may be changed only by resolution approved by a majority of our board of directors. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms are expiring will be elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are divided among the three classes as follows:
•the Class I directors are Messrs. Dunlevie, Kennedy and Taylor and their terms will expire at the annual meeting of stockholders to be held in 2024;
•the Class II directors are Mr. Auvil and Drs. Blumenkranz and Holmes and their terms will expire at the annual meeting of stockholders to be held in 2022; and
•the Class III directors are Dr. Lewis-Hall, Messrs. Rubin and Schmidt and Ms. Tocio and their terms will expire at the annual meeting of stockholders to be held in 2023.
Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Director Independence
Under the listing requirements and rules of Nasdaq, independent directors must comprise a majority of our board of directors as a listed company within one year of the closing of our initial public offering.
Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that Drs. Blumenkranz, Holmes and Lewis-Hall, Ms. Tocio and Messrs. Auvil, Dunlevie, Kennedy, Schmidt and Taylor do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. In making this determination, our board of directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.
Board Leadership Structure
Mr. Rubin currently serves as our Chief Executive Officer, President and the Chairperson of our board of directors. Mr. Rubin brings Company-specific experience and expertise in healthcare while our non-management directors bring experience, oversight and expertise from outside of our Company.
Since Mr. Rubin is not an "independent" director pursuant to the Nasdaq listing standards, in September 2019, we appointed Mr. Bruce W. Dunlevie to serve as our lead independent director. Mr. Dunlevie presides over executive sessions of our independent directors and serves as a liaison between our Chief Executive Officer, President and Chairperson and our independent directors. He also performs such additional duties as our board of directors may otherwise determine and delegate. In addition, each of our board committees is comprised of independent directors which provide strong independent leadership for each of these committees. Our independent directors generally meet in executive session after each meeting of the board of directors. At each such meeting, the presiding director for each executive session of our board of directors is either (i) the lead independent director or (ii) chosen by the independent directors. Our board of directors will continue to evaluate this leadership structure on an ongoing basis based on factors such as the experience of the applicable individuals and the current business environment.
Board Meetings and Committees
Our board of directors may establish the authorized number of directors from time to time by resolution. Our board of directors currently consists of ten members.
During our fiscal year ended December 31, 2021, our board of directors held seven meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she had been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.
Although our corporate governance guidelines do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend. All members of our board of directors then serving in such capacity, except Messr Dunlevie attended our 2021 annual meeting of stockholders.
Our board of directors has established an audit and compliance committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors are described below. Each committee of our board of directors has a written charter approved by our board of directors. Copies of each charter are posted in the “Investor Relations—Governance” portion of our website at www.onemedical.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available or accessible through our website, and you should not consider it to be a part of this proxy statement. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

Audit and Compliance Committee
Our audit and compliance committee consists of Dr. Blumenkranz and Messrs. Auvil and Taylor. Our board of directors has determined that each member of the audit and compliance committee satisfies the independence requirements under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chairperson of our audit and compliance committee is Mr. Auvil. Our board of directors has determined that Mr. Auvil is an “audit and compliance committee financial expert” within the meaning of SEC regulations. Each member of our audit and compliance committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our board of directors has examined each audit and compliance committee member’s scope of experience and the nature of their employment.
The primary purpose of the audit and compliance committee is to discharge the responsibilities of our board of directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our audit and compliance committee include:
•helping our board of directors oversee our corporate accounting and financial reporting processes;
•managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•reviewing our risk assessment and risk management processes;
•reviewing significant cybersecurity concerns involving our Company, including information security, data privacy and related regulatory matters and compliance;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing related person transactions;
•obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and
•approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.
Our audit and compliance committee held eight meetings during fiscal year 2021.
Compensation Committee
Our compensation committee consists of Dr. Holmes and Messrs. Kennedy and Schmidt. The chairperson of our compensation committee is Dr. Holmes. Our board of directors has determined that each member of the compensation committee is independent under the listing standards of Nasdaq, and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our compensation committee include:
•reviewing and approving the compensation of our chief executive officer and other executive officers;
•reviewing and recommending to our board of directors the compensation of our directors;
•administering our equity incentive plans and other benefit programs;
•reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management; and

•reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.
Our compensation committee held seven meetings during fiscal year 2021.
Compensation Committee Interlocks and Insider Participation
None of the members of the compensation committee is currently or has been at any time one of our officers or employees. None of our executive officers currently serves, or has served during the last fiscal year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Dr. Lewis-Hall, Ms. Tocio and Mr. Dunlevie. The chairperson of our nominating and corporate governance committee is Mr. Dunlevie. Our board of directors has determined that each member of the nominating and corporate governance committee is independent under the listing standards of Nasdaq. Specific responsibilities of our nominating and corporate governance committee include:
•identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our board of directors;
•considering and making recommendations to our board of directors regarding the composition and chairperson of the committees of our board of directors;
•developing and making recommendations to our board of directors regarding corporate governance guidelines and matters;
•overseeing periodic evaluations of the board of directors’ performance, including committees of the board of directors; and
•overseeing and periodically reviewing the Company’s environmental, social and governance activities, programs and public disclosure.
Our nominating and corporate governance committee held nine meetings during fiscal year 2021.
Identifying and Evaluating Director Nominees
Our nominating and corporate governance committee is responsible for identifying, reviewing, evaluating and recommending candidates for nomination to our board of directors, including candidates to fill any vacancies that may occur. Our nominating and corporate governance committee assesses the qualifications of candidates in light of the policies and principles in our corporate governance guidelines and may also engage third party search firms to identify director candidates. The nominating and corporate governance committee may conduct interviews, detailed questionnaires and comprehensive background checks or use any other means that it deems appropriate to gather information to evaluate potential candidates. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates to the board of directors for approval as director nominees for election to the board of directors.
Minimum Requirements
Our nominating and corporate governance committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. Some additional qualifications that our nominating and corporate governance committee will also consider include, but are not limited to, such candidate’s (i) level of expertise, (ii) potential conflicts of interests or other commitments, (iii) demonstrated excellence in his or her field, (iv) ability to exercise sound business judgment and (v) commitment to rigorously representing the long-term interests of the Company’s stockholders.  Our nominating and corporate governance committee also reviews director candidates in the context of the current size and composition of the board, the operating requirements of the Company and the long-term interests of the Company’s stockholders. Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors values diversity as a factor in selecting nominees. Our nominating and corporate governance committee considers a broad range of backgrounds and experiences and may consider factors including gender, racial diversity, age, skills, and such other factors as it deems appropriate to maintain an appropriate balance of knowledge, experience and capability. Our nominating and corporate governance committee is currently evaluating a diverse pool of director candidates that will help to enhance the balance of experience and perspectives of our board of directors.
In the case of incumbent directors whose terms of office are set to expire, our nominating and corporate governance committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence.  In the case of new director candidates, our nominating and corporate governance committee also determines whether the nominee is independent for purposes of Nasdaq listing rules. In addition, in November 2021, our corporate governance guidelines were amended to cover certain processes and limitations on director outside activities, including limiting any director from serving on more than four (4) additional public company boards without prior approval of the board of directors. In addition, our board of directors has adopted a code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions.

Board Diversity Matrix

The matrix below provides certain information regarding the diversity of our board of directors as of March 31, 2022. Additional details on each director’s experiences, qualifications, skills, and attributes are set forth in their biographies.

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I - Gender Identity
Directors	3	7	0	0
Part II - Demographic Background
African American or Black	1	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	6	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Stockholder Recommendations and Nominations to the Board of Directors

Stockholders may submit recommendations for director candidates to the nominating and corporate governance committee by sending the individual's name and qualifications to our General Counsel at 1Life Healthcare, Inc., One Embarcadero Center, Suite 1900, San Francisco, CA 94111, who will forward all recommendations to the nominating and corporate governance committee. The nominating and corporate governance committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management. For additional details about stockholder nominations, see “Procedural Matters.”
Stockholder and Other Interested Party Communications
The board of directors provides to every stockholder and any other interested parties the ability to communicate with the board of directors as a whole, and with individual directors on the board of directors, through an established process for stockholder communication. For a communication directed to the board of directors as a whole, stockholders and other interested parties may send such communication to our General Counsel via U.S. Mail or Expedited Delivery Service to: 1Life Healthcare, Inc., One Embarcadero Center, Suite 1900, San Francisco, CA 94111, Attn: Board of Directors c/o General Counsel.
For a stockholder or other interested party communication directed to an individual director in his or her capacity as a member of the board of directors, stockholders and other interested parties may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: 1Life Healthcare, Inc., One Embarcadero Center, Suite 1900, San Francisco, CA 94111, Attn: [Name of Individual Director].
Our General Counsel, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Chairperson of our board of directors.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board of directors has adopted corporate governance guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. Our code of business conduct and ethics is available under the “Investor Relations—Governance” section of our website at www.onemedical.com. In addition, we intend to post on our website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the code. The reference to our website address does not constitute incorporation by reference of the information contained in or available or accessible through our website, and you should not consider it to be a part of this proxy statement.
Risk Management
Management is responsible for the day-to-day management of risks the Company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

Our board of directors is responsible for risk oversight. Our board of directors believes that it is essential for effective risk management and oversight that there be open communication between management and our board of directors. Our board of directors meets with our Chief Executive Officer and President and other members of the senior management team at quarterly meetings of our board of directors, where, among other topics, they discuss strategy and risks facing the Company, as well as at such other times as they deem appropriate. In connection with its reviews of the operations of our business, our full board of directors addresses holistically the primary risks associated with our business, as well as the key risk areas monitored by its committees, including cybersecurity and privacy risks. Our board of directors appreciates the evolving nature of our business and industry and is actively involved in monitoring new threats and risks as they emerge. In particular, our board of directors is committed to the prevention, timely detection, and mitigation of the effects of cybersecurity threats or incidents. Further, our board of directors has closely monitored the COVID-19 pandemic, its effects on our business, and related risk mitigation strategies.

Our audit and compliance committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting, disclosure controls and procedures, and legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our audit and compliance committee also reviews our major financial risk exposures, including cybersecurity and data privacy risks, and the steps management has taken to monitor and control these exposures. Our audit and compliance committee also monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting and liquidity risk. Our compensation committee assesses risks created by the incentives inherent in our compensation policies. Our nominating and corporate governance committee assists our board of directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. Our full board of directors also reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.
Non-Employee Director Compensation
In September 2019, our board of directors, upon the recommendation of our compensation committee, adopted our Non-Employee Director Compensation Policy for the compensation of our non-employee directors, and in March 2021 the policy was amended and restated. From January 1 to June 2, 2021, each of our non-employee directors were eligible to receive annual retainers for Board and committee service of $40,000 and $20,000, respectively. Commencing on June 3, 2021, each of our non-employee directors received annual retainers for Board and committee service as follows:

Annual Retainer for Board Membership
Annual service on the board of directors	$50,000
Additional Annual Retainer for Committee Chair Service
Annual service as chair of the audit and compliance committee	$20,000
Annual service as chair of the compensation committee	$20,000
Annual service as chair of the nominating and corporate governance committee	$20,000
In lieu of a cash retainer for annual board service or for annual service as chair of any of the three committees of our board of directors, during 2021, a non-employee director could elect to receive restricted stock units to acquire up to the number of shares of common stock under the 2020 Equity Incentive Plan having a value of such annual retainers for board or committee service based on the fair market value of the underlying common stock on the date of grant, which grant would not be subject to any vesting conditions. All annual cash compensation amounts are payable in equal quarterly installments in arrears, following the end of each quarter in which the service occurred, pro-rated for any partial months of service.
Our policy during fiscal year 2021 provided that, each new non-employee director who joins our board of directors following the closing of our initial public offering will receive restricted stock units to acquire up to the number of shares of common stock under our 2020 Equity Incentive Plan having a value of $247,500, or the Initial Grant, based on the fair market value of the underlying common stock on the date of grant. The shares subject to this option will vest on an annual basis over three (3) years commencing on the grant date, subject to the non-employee director’s continuous service with us on each applicable vesting date.
On the date of each annual meeting of our stockholders, each continuing non-employee director will receive restricted stock units to acquire up to the number of shares of common stock under the 2020 Equity Incentive Plan having a value of $165,000, or the Annual Grant, based on the fair market value of the underlying common stock on the date of grant, vesting on the earlier of the date of the following annual meeting of stockholders or the one-year anniversary of the grant date, and subject to the non-employee director’s continuous service with us on the applicable vesting date. A non-employee director may elect to receive $165,000 in cash in lieu of such annual option grant.

Each non-employee director can elect to receive the value of any compensation for board and committee service, including annual retainers for board or committee service, the Initial Grant or the Annual Grant for an equivalent value in either cash or equity.
In the event of a change of control (as defined in the 2020 Equity Incentive Plan), any unvested shares subject to these options will fully vest and become exercisable immediately prior to the closing of such change of control, subject to the non-employee director’s continuous service with us until immediately prior to the closing of the change of control.
Pursuant to our 2020 Equity Incentive Plan the aggregate value of all compensation, including both equity and cash compensation, paid to any non-employee director during any period commencing on the date of our annual meeting of stockholders for a particular year and ending on the day immediately prior to the following year’s annual meeting of stockholders will not exceed $750,000. Employee directors receive no additional compensation for their service as a director.
All of our independent directors are entitled to reimbursement of reasonable out-of-pocket expenses incurred for their attendance at meetings of our board of directors or any committee thereof.
Non-Employee Director Compensation Table
The following table provides information regarding the total compensation that was earned by or paid to each of our non-employee directors during the year ended December 31, 2021. Mr. Rubin, our Chief Executive Officer and President, is also the Chair of our board of directors, but did not receive any additional compensation for his service as a director. Mr. Rubin’s compensation as a named executive officer of the Company is presented in "Executive Compensation—Summary Compensation Table".

Name	Fees Earned or Paid in Cash	Stock Awards($)(1)(2)	Option Awards($)(1)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total
Paul R. Auvil	—	209,256	30,659	—	—	$239,915
Mark S. Blumenkranz, M.D.	47,500	164,630	—	—	—	212,130
Bruce W. Dunlevie	—	209,256	30,659	—	—	239,915
Kalen F. Holmes, Ph.D.	67,500	164,630	—	—	—	232,130
David P. Kennedy	—	196,510	20,453	—	—	216,964
Freda Lewis-Hall, M.D.	47,500	164,630	—	—	—	212,130
Robert R. Schmidt	47,500	—	—	—	—	47,500
David B. Singer (3)	—	7,022	20,453	—	—	27,475
Scott C. Taylor	—	271,776	—	—	—	271,776
Mary Ann Tocio	—	255,593	—	—	—	255,593
(1)The amounts reported in this column do not reflect dollar amounts actually received by the non-employee director. Instead, the amounts reflect the aggregate grant date fair value of RSUs and the stock options earned by the non-employee directors for services provided in 2021, as applicable (certain of which were granted subsequent to December 31, 2021), under our 2020 Equity Incentive Plan, computed in accordance with ASC 718. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amounts reported in this column reflect the accounting cost for these RSUs and stock options, as applicable and do not correspond to the actual economic value that may be received by the non-employee directors upon the vesting or settlement of the RSUs or the exercise of the stock options or any sale of the underlying shares of common stock, as applicable. The table below shows the aggregate number of option awards (vested and unvested) and RSUs (unvested) held as of December 31, 2021 by each of our non-employee directors (which figures exclude awards granted to each director subsequent to December 31, 2021 as described above):

Name	Number of Shares Underlying Outstanding Options as of December 31, 2021	Number of RSUs Outstanding as of December 31, 2021
Paul R. Auvil	19,695.00	4,534
Mark S. Blumenkranz, M.D.	15,675	4,534
Bruce W. Dunlevie	8,249	4,534
Kalen F. Holmes, Ph.D.	29,373	4,534
David P. Kennedy	18,876	4,534
Freda Lewis-Hall, M.D.	15,675	4,534
Robert R. Schmidt	—	—
David B. Singer	—	—
Scott C. Taylor	—	6,801
Mary Ann Tocio	12,214	9,903
(2)In accordance with our Non-Employee Director Compensation Policy, our directors can elect to receive RSUs in lieu of cash for their annual retainer and committee retainers. Our non-employee directors did not receive any equity award grants from us during the year ended December 31, 2021 other than options or RSUs granted in accordance with our Non-Employee Director Compensation Policy on a quarterly or annual basis or upon joining our board of directors.
(3)David B. Singer’s term on the board of directors ended as of the Company’s 2021 annual meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our board of directors is currently composed of ten members. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three staggered classes of directors. At the Annual Meeting, three Class II directors will be elected for a three-year term to succeed the same class whose term is then expiring.
Each director's term continues until the election and qualification of his or her successor, or such director's earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in the control of our Company.
Nominees

Our nominating and corporate governance committee has recommended, and our board of directors has approved, Paul R. Auvil, Mark S. Blumenkranz, M.D. and Kalen F. Holmes, Ph.D. as nominees for election as Class II directors at the Annual Meeting. If elected, each of Mr. Auvil and Drs. Blumenkranz and Holmes will serve as Class II directors until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified. Each of the nominees is currently a director of our Company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted "FOR" the election of each of Mr. Auvil and Drs. Blumenkranz and Holmes. We expect that Mr. Auvil and Drs. Blumenkranz and Holmes will each accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter, which will result in no effect on the vote for this matter.
Vote Required
The election of directors requires a plurality of the voting power of the shares of our common stock be present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit and compliance committee has appointed PricewaterhouseCoopers LLP, or PwC, an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2022. During our fiscal year ended December 31, 2021, PwC served as our independent registered public accounting firm.
Notwithstanding the appointment of PwC, and even if our stockholders ratify the appointment, our audit and compliance committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit and compliance committee believes that such a change would be in the best interests of our Company and our stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Our audit and compliance committee is submitting the appointment of PwC to our stockholders because we value our stockholders' views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of PwC will be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.
If our stockholders do not ratify the appointment of PwC, our board of directors may reconsider the appointment.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to our Company by PwC for our fiscal years ended December 31, 2021 and 2020.

	2021	2020
	(in thousands)
Audit Fees(1)	$3,993	$2,610
Audit-Related Fees(2)	280	—
Tax Fees	—	—
All Other Fees(3)	5	3

Total Fees	$4,278	$2,613
(1)Audit Fees consist of fees billed for professional services by PwC for the audit of our annual consolidated financial statements and the review of our registration statement on Form S-1 for our initial public offering and related services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years. Fees for fiscal year 2020 also consisted of fees related to SEC registration statements and other filings, comfort letters and consents, adoption of accounting pronouncements, and also our convertible debt offering.
(2)Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees”. These services include accounting consultations in connection with transactions, merger and acquisition due diligence and consultations concerning new financial accounting and reporting standards.
(3)All Other Fees for fiscal years 2021 and 2020 include software subscriptions.
Auditor Independence
In our fiscal year ended December 31, 2021, there were no other professional services provided by PwC, other than those listed above, that would have required our audit and compliance committee to consider their compatibility with maintaining the independence of PwC.
Pre-Approval Policies and Procedures
The audit and compliance committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor’s independence. Any proposed services exceeding pre-approved cost levels require specific pre-approval by the audit and compliance committee.

The audit and compliance committee at least annually reviews and provides general pre-approval for the services that may be provided by the independent registered public accounting firm; the term of the general pre-approval is 12 months from the date of approval, unless the audit and compliance committee specifically provides for a different period. If the audit and compliance committee has not provided general pre-approval, then the type of service requires specific pre-approval by the audit and compliance committee.
The audit and compliance committee may delegate pre-approval authority to one or more audit and compliance committee members so long as any such pre-approval decisions are presented to the full audit and compliance committee at its next scheduled meeting. The annual audit services, engagement terms, and fees are subject to the specific pre-approval of the audit and compliance committee. All services performed and related fees billed by PwC during fiscal year 2021 and fiscal year 2020 were pre-approved by the audit and compliance committee pursuant to regulations of the SEC.
Vote Required

The ratification of the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote against this proposal, and because this is a routine proposal, there will not be any broker non-votes.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE
APPOINTMENT OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 3
NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS
Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, not less frequently than once every three years, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. As described in detail under the heading "Executive Compensation—Compensation Discussion and Analysis," we seek to closely align the interests of our named executive officers with the interests of our stockholders.
Our compensation programs are designed to effectively align our executives' interests with the interests of our stockholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders.
Stockholders are urged to read the section titled "Executive Compensation" and, in particular, the section titled "Executive Compensation—Compensation Discussion and Analysis" in this proxy statement, which discusses how our executive compensation policies and practices implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers. Our board of directors and our compensation committee believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goals.
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.
Accordingly, we are asking our stockholders to vote on the following resolution at the Annual Meeting:
RESOLVED, that the stockholders hereby approve, on a non-binding advisory basis, the compensation paid to the Company's named executive officers, as disclosed in the Company's proxy statement for the 2022 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC, including in the Compensation Discussion and Analysis, the compensation tables and the narrative discussions that accompany the compensation tables.
Vote Required
The approval of this advisory non-binding proposal requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.
The vote is advisory, which means that the vote is not binding on the Company, our board of directors or our compensation committee. To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, our compensation committee will evaluate whether any actions are necessary to address the concerns of stockholders.
Recommendation of the Board
THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 4
NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE NON-BINDING ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Section 14A of the Exchange Act provides that stockholders must be given the opportunity to vote, on a non-binding advisory basis, for their preference as to how frequently we should seek future non-binding advisory votes to approve the compensation of our named executive officers, as disclosed in accordance with the compensation disclosure rules of the SEC, which we refer to as an advisory vote to approve the compensation of our named executive officers.
By voting with respect to this proposal, stockholders may indicate whether they would prefer that we conduct future non-binding advisory votes to approve the compensation of our named executive officers every one, two or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal. Our board of directors has determined that an annual non-binding advisory vote to approve the compensation of our named executive officers will allow our stockholders to provide timely and direct input on the Company's executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The board of directors believes that an annual vote is therefore consistent with the Company's efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters.
Vote Required
Stockholders will not be voting to approve or disapprove of the recommendation of our board of directors. The proxy card provides stockholders with the opportunity to choose among four options with respect to this proposal (holding the vote every one, two or three years, or abstaining). The option that receives the highest number of votes from the voting power of shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon will be deemed to be the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect on this proposal.
As an advisory vote, this proposal will not be binding on the Company, our board of directors or any of its designated committees in any way. As such, the results of the vote will not be construed to create or imply any change to the fiduciary duties of our board of directors. Our board of directors and its designated committees may decide that it is in the best interests of our stockholders and the Company to hold a non-binding advisory vote on our named executive officer compensation more or less frequently than the option approved by our stockholders. Notwithstanding the non-binding advisory nature of this vote, the Company recognizes that the stockholders may have different views as to the best approach for the Company and looks forward to hearing from stockholders as to their preferences on the frequency of a non-binding advisory vote on executive compensation.
Recommendation of the Board
THE BOARD RECOMMENDS THAT YOU VOTE FOR THE OPTION OF "ONE YEAR" AS THE PREFERRED FREQUENCY FOR FUTURE NON-BINDING ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE
The audit and compliance committee is a committee of the board of directors comprised solely of independent directors as required by the listing standards of the Nasdaq Global Select Market and the rules and regulations of the SEC.
In the performance of its oversight function, the audit and compliance committee has:
•reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management and PwC;
•discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the SEC; and
•received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding their communications with the audit and compliance committee concerning independence, and has discussed with them their independence.
Based on the audit and compliance committee's review and discussions with management and PwC, the audit and compliance committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.
Respectfully submitted by the members of the audit and compliance committee of the board of directors:
Paul R. Auvil (Chair)
Mark S. Blumenkranz, M.D.
Scott C. Taylor
This report of the audit and compliance committee is required by the SEC and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Act, or under the Securities Exchange Act of 1934, as amended, or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS
The following table identifies certain information about our executive officers as of March 31, 2022. Our executive officers are appointed by, and serve at the discretion of, our board of directors and hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Amir Dan Rubin	52	Chair, Chief Executive Officer and President
Bjorn Thaler	45	Chief Financial Officer
Andrew S. Diamond, M.D., Ph.D.*	51	Chief Medical Officer
Lisa A. Mango	54	General Counsel and Corporate Secretary
*Employee of One Medical Group, Inc., a consolidated One Medical PC. Dr. Diamond provides services to us pursuant to contractual arrangements with our Company and One Medical Group, Inc.
Executive Officers
Amir Dan Rubin has served as our Chief Executive Officer and President and as a member or Chair of our board of directors since September 2017. From January 2016 to August 2017, he served as an Executive Vice President at UnitedHealth Group, a publicly traded healthcare company. From January 2011 to January 2016, he served as President and Chief Executive Officer of Stanford Health Care, a private healthcare system associated with Stanford University. Mr. Rubin earned a B.A. in Economics with a minor in Business from the University of California, Berkeley, an M.H.S.A. in Health Services Administration from the University of Michigan, and an M.B.A. in Business Administration from the Ross School of Business at the University of Michigan. We believe that Mr. Rubin’s business expertise and his daily insight into corporate matters as our Chief Executive Officer and President qualify him to serve on our board of directors.
Bjorn Thaler has served as our Chief Financial Officer since April 2019. From November 2018 to March 2019, he was a Senior Vice President at CVS Health Corporation, a publicly traded retail pharmacy company. From September 2011 to November 2018, he was a Managing Director, and later a Vice President, at Aetna Inc., a managed healthcare company and now a subsidiary of CVS Health Corporation. Mr. Thaler earned a Master of Law at the University of Vienna, Faculty of Law, Austria, an International M.B.A. at the Darla Moore School of Business at the University of South Carolina and an International Master of Business from the Vienna University of Economics and Business, Austria.
Andrew S. Diamond, M.D., Ph.D., has served as the Chief Medical Officer since September 2019, and as the National Medical Director since July 2016, of One Medical Group, Inc., a consolidated One Medical PC. From September 2012 to July 2016, Dr. Diamond served as a physician and in various director roles at One Medical Group, Inc., including as Regional Medical Director, West. Dr. Diamond earned a B.S. in Biological Sciences from Stanford University and an M.D. and Ph.D. from the University of Colorado Health Sciences Center.
Lisa A. Mango has served as our General Counsel since June 2018. She previously served as our Vice President and Assistant General Counsel from January 2016 to June 2018. From April 2004 to January 2016, she served as a Senior Director and Senior Corporate Counsel at Autodesk, Inc. a publicly traded software company. Ms. Mango earned a B.A. in Public Policy from Duke University and a J.D. from the University of Texas School of Law.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
In this Compensation Discussion and Analysis, or CD&A, we provide an overview of the philosophy and objectives of our executive compensation program, as well as a description of its material components. This CD&A is intended to be read in conjunction with the tables that immediately follow this section, which provide further historical compensation information for our named executive officers, or NEOs.
Our NEOs for the year ended December 31, 2021 were:

Name	Position
Amir Dan Rubin	Chair, President, and Chief Executive Officer
Bjorn Thaler	Chief Financial Officer
Kimber D. Lockhart (1)	Former Chief Technology Officer
Andrew S. Diamond	Chief Medical Officer
Lisa A. Mango	General Counsel and Secretary
(1) Ms. Lockhart resigned from her position in July 2021 and continued as a part-time employee through December 31, 2021.
Executive Summary
In the past year we have continued to perform, innovate, and grow, delivering on our vision of better health and better care, while helping to reduce the total cost of care, to our key stakeholders and consumers. Despite the headwinds and economic uncertainty created by the continuing COVID-19 pandemic, we believe our human-centered and technology-powered model is transforming and disrupting the healthcare industry and ecosystem. We have much to be proud of in 2021 as we continued to achieve significant financial and operational results:

Net Revenue(1) $623.3 million	64% year-over-year
Care Margin(1)(2) $188.1 million	30% of Net Revenue
Adjusted EBITDA(1)(2) $(34.9) million	(6)% of Net Revenue

Ending Membership Count(1) 736,000	34% year-over-year

September 2021: Acquisition of Iora Health, Inc. Focus on serving Medicare populations; Extends reach across locations representing 40% of U.S. population
(1) Results of operations include the activity of Iora Health, Inc., or Iora, beginning from the close of our acquisition on September 1, 2021. For details on how we calculate members, please see the section titled “Management's Discussion and Analysis of Financial Condition and Results of Operations — Key Metrics and Non-GAAP Financial Measures — Members” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

(2) To supplement our consolidated financial statements, which are prepared in accordance with GAAP, we provide investors with certain non-GAAP financial measures, including Care Margin and Adjusted EBITDA, to evaluate our business. For a full reconciliation of each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP, please see the section titled “Management's Discussion and Analysis of Financial Condition and Results of Operations — Key Metrics and Non-GAAP Financial Measures” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Key 2021 Compensation Decisions
In 2021, we reviewed several compensation-related decisions to ensure the motivational and retentive aspects of our pay program while strengthening the alignment of management interests with those of our stockholders. Highlights of these reviews include:
Stock Ownership Guidelines
In 2021, factoring in stockholder perspectives as well as a review of current governance practices amongst our peers and in the broader marketplace, our compensation committee, or the Compensation Committee, proposed the establishment of stock ownership guidelines, which were approved by our Board of Directors, or the Board. These ownership guidelines, established for our Chief Executive Officer, or CEO, and President and non-executive directors, serve to strengthen the alignment and focus on the long-term performance of our Company.
2021 Integration Equity Grants
After the Iora acquisition in September 2021, our Compensation Committee determined it was appropriate and necessary to incentivize the executive team for their forthcoming, significant efforts to integrate the two businesses. In November 2021, following the acquisition of Iora, our Compensation Committee issued equity awards to certain of our executives, excluding our CEO. These equity grants consisted of stock options and RSUs with a three-year vesting period, with the majority of the vesting weighted towards the third year of vesting to help retain and reward executives through an important phase for our Company.
Stockholder Outreach
Our Board is committed to robust engagement with stockholders and we regularly conduct engagement and outreach efforts in order to communicate with existing and prospective stockholders, research analysts and others. Following our 2021 annual meeting of our stockholders, our Board, and in particular our Nominating and Corporate Governance Committee, studied our voting results. Following this review, in an effort to more fully understand the views of our stockholders, we substantially extended stockholder outreach efforts. Since our 2021 annual meeting of stockholders, we have held over 300 meetings with current and potential stockholders and analysts, including one-on-one phone calls, conference calls, video chats and in-person meetings, representing more than 70% of our outstanding shares held as of June 30, 2021. We also hold conference calls accessible to all stockholders following each of our quarterly earnings releases and give presentations at various investor and industry conferences which provide additional opportunities for stockholders and other constituents to provide feedback to management. These discussions and events covered key topics such as our acquisition of Iora, our business results and outlook, and our strategy, among other matters.
We intend to continue to engage with stockholders and consider appropriate actions with respect to our pay program as a result of feedback from those engagement efforts.

Compensation Program and Practices
Compensation Philosophy and Objectives
Our executive compensation program is designed to:
•attract premier talent at the executive level in line with our organizational aspirations to transform healthcare;
•target a market comparable range of total direct compensation compared to companies with which we compete for talent;
•support a pay-for-performance culture while encouraging team and organizational objectives; and
•promote financial sustainability.
Compensation Elements
We believe that the design and structure of our pay program supports our business strategy, reflects our pay for performance approach, and aligns our executive officers’ focus and interests with those of our stockholders. All elements of our compensation program have been carefully chosen and utilized in order to ensure that the value received and realizable for One Medical’s executives is aligned with our overall corporate performance.

Element	Objective	Strategic Role
Base Salary	•Provides only fixed pay element •Set to be competitive with our peers, while reflecting our executive’s responsibilities, demonstrated performance, skills and experience	•Attracts, retains and rewards high-performing executives through market competitive pay and industry norms.
Annual Cash Incentives
•Variable compensation
•Rewards achievement of annual financial objectives (Revenue and Adjusted EBITDA), as well as individual performance (for NEOs other than the CEO and CFO)
•With respect to our Chief Medical Officer, achievement is rewarded based on individual performance goals tied clinical metrics, including our Company’s Quality of Care (HEDIS) and member satisfaction ratings.
•Drives company-wide and individual performance • Rewards annual performance •Motivates executives to achieve performance objectives that are key to our annual operating and strategic plans
Long-Term Equity Incentives
•Variable compensation
•Annual equity awards are typically a mix of stock options and RSUs (for NEOs other than the CEO, who received 100% performance stock options)
•Vesting generally occurs over four years, which helps with long-term alignment
•Our CEO received a multiyear performance option grant in 2020 that vests based on our stock price performance over a seven-year performance period (see “—2020 CEO Long-Term Performance Option Grant” below)
•Our executives will only realize value from the stock options when our stock price increases
•Motivates executives to focus on sustained long-term growth • Aligns executive interests and stockholder interests • Enhances retention of key employees
Target Pay Mix
Our executive compensation program is designed to pay for performance, drive the creation of long-term stockholder value, deliver compensation that is competitively positioned among our peers, and align with the pursuit and achievement of both our short-term and long-term strategic goals. To achieve this, our Compensation Committee does not apply a specific formula for allocating total compensation among the various components. Instead, our Compensation Committee uses its judgment, in consultation with our Compensation Committee’s independent executive compensation consultant, to establish a mix of base salary, short-term, and long-term incentive compensation for each NEO. As can be seen in the graphs below, a large percentage of executive pay is variable and “at-risk” (98% for the CEO, using an annualized equity value of his 2020 front-loaded equity grant, which is further described below under “2020 CEO Long-Term Performance Option Grant”; 87% on average for other NEOs), meaning that value will only be received by the executive if corporate and stock price performance are strong. The balance between these components may change from year to year based on corporate strategy and objectives, among other considerations.
For 2021, our NEOs had the following target pay mix:

Notes: “At Risk” pay consists of target short-term incentives as well as annual long-term equity incentive awards for 2021
“NEO Pay Mix” excludes Ms. Lockhart, who was not an NEO throughout all of 2021.
Key Governance Practices
Our compensation governance practices are designed to support sound risk management and align incentives with our stockholders. They aim to, among others:
☑    Align executive pay with performance
☑    Balance risk and rewards in our compensation program
☑    Maintain a robust Insider Trading Policy
☑    Adopt only “double-trigger” Change in Control provisions
☑    Avoid golden parachute excise tax gross ups
☑    Engage an independent executive compensation consultant
☑    Conduct an annual compensation risk assessment
☑    Prohibit hedging and pledging of Company stock
Compensation Determination Process
Role of Our Compensation Committee
Our Compensation Committee is responsible for the compensation programs for our executive officers and reports to our Board on its discussions, decisions, and other actions. Our Compensation Committee typically reviews our executive officers’ overall compensation packages on an annual basis or more frequently as it deems appropriate.
Role of CEO and Management
Our CEO typically makes recommendations to our Compensation Committee regarding compensation for the executive officers that report to him. Our CEO makes recommendations (other than with respect to himself) regarding base salary, and short-term and long-term compensation, including equity incentives, for our executive officers based on our results, an executive officer's individual contribution toward these results, the executive officer's role and performance of his or her duties and his or her achievement of individual goals. Our Compensation Committee then reviews the CEO’s recommendations and other data, including various compensation survey data and publicly available data of our peers prior to finalizing decisions. While our CEO typically attends meetings of our Compensation Committee, our Compensation Committee meets outside the presence of our CEO when discussing his compensation and when discussing certain other matters as well.
Role of Our Independent Compensation Consultant
Our Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our executive compensation programs and related policies. During 2021, our Compensation Committee retained Aon plc (“Aon”), due in part to its extensive analytical and compensation expertise relating to healthcare and technology companies. Aon has advised our Compensation Committee and provided market data and analysis on an ongoing basis. Among other things, Aon assisted in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as to assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers, individually as well as in the aggregate, is competitive and fair.
Our Compensation Committee conducted a specific review of its relationship with Aon in the past year and determined that Aon’s work for our Compensation Committee did not raise any conflicts of interest.
Peer Group
With assistance from our independent compensation consultant, our Compensation Committee reviews the compensation practices of our peers to assess the competitiveness of the compensation components for our NEOs. This benchmarking data is used by our Compensation Committee primarily to ascertain competitive total compensation levels (including base salary, annual cash incentives, long-term equity incentives, and employee benefits) with comparable companies. Other considerations include peer performance, market factors, our performance and individual contributions and responsibilities.
The key qualitative and quantitative considerations that influenced the development of the 2021 peer group were:
•Industry: publicly traded healthcare technology with a consumer retail focus;
•Revenue: range of approximately $200 million to $1.25 billion, based on One Medical’s fiscal year 2021 projected revenue at that time;
•Market Capitalization: target companies with a market capitalization between approximately $1.5 billion and $12 billion, based on One Medical’s 30-day average market capitalization of $3.9 billion as of August 21, 2020;
•Business Stage: companies that completed their IPO within the past five years where possible; and
•Geography: companies within the broader United States market, with a focus on companies headquartered in the San Francisco Bay Area in California.
Based on these criteria, our Compensation Committee, in consultation with management and our independent compensation consultant, approved the following companies in September 2020 as our peer group for 2021:

AppFolio	Change Healthcare*	eHealth
Health Catalyst	HealthEquity	HMS*
Inovalon	Livongo Health	NextGen Healthcare
Progyny*	Tabula Rasa HealthCare	Teladoc Health
Zuora
* New for 2021 peer group
Elements of our Compensation Plan
Base Salary
Base salary represents the fixed portion of the compensation of our executive officers and is an important element of compensation for attracting and retaining highly talented individuals. We typically review and determine base salaries for each executive annually on a case-by-case basis, with consideration given to each officer’s experience, expertise and performance, as well as market compensation levels for similar positions.

Executive	2020 Base Salary	2021 Base Salary	Percentage Adjustment
Amir Dan Rubin	$600,000	$650,000	8%
Bjorn Thaler	$400,000	$400,000	—%
Kimber D. Lockhart [1]	$400,000	$400,000	—%
Andrew S. Diamond	$400,000	$400,000	—%
Lisa A. Mango	$350,000	$375,000	7%
(1)     Ms. Lockhart resigned from her position in July 2021 and continued as a part-time employee through December 31, 2021. Upon resignation, her annual base salary rate was decreased to $40,000 per annum.

Annual Cash Incentives
Through our Executive Annual Incentive Plan, or the Annual Incentive Plan, our executive officers are eligible to annually receive performance-based cash incentives, which are designed to provide appropriate incentives to our executives to achieve defined financial and company performance goals, as well as individual performance goals in the case of certain NEOs. Each executive’s target cash incentive amount is expressed as a percentage of base salary and intended to be commensurate with the executive’s position and responsibilities.

Executive	2021 Base Salary	Target Annual Incentive
		(As a % of Base Salary)	($)
Amir Dan Rubin	$650,000	110%	$715,000
Bjorn Thaler	$400,000	100%	$400,000
Kimber D. Lockhart (1)	$400,000	60%	$—
Andrew S. Diamond	$400,000	60%	$240,000
Lisa A. Mango	$375,000	50%	$187,500
(1)     Ms. Lockhart resigned from her position in July 2021 and continued as a part-time employee through December 31, 2021 and was not eligible for an annual cash incentive for 2021.
Performance Objectives
Annual incentives for our executive officers are based on the achievement of corporate and individual performance objectives. For 2021, annual cash incentives included three components for all participants, except the CEO, CFO and Chief Medical Officer. These objectives included:
•Revenue;
•Adjusted EBITDA; and
•Individual performance goals.
For the CEO and CFO, annual incentives were split evenly between Revenue and Adjusted EBITDA, as per Compensation Committee recommendations, without an individual performance measure. For the other NEOs, weightings were as follows:

Executive	Revenue	Adjusted EBITDA	Individual Performance
Amir Dan Rubin	50%	50%	—
Bjorn Thaler	50%	50%	—
Kimber D. Lockhart (1)	50%	25%	25%
Andrew S. Diamond (2)	—	—	100%
Lisa A. Mango	50%	25%	25%
(1)     Ms. Lockhart resigned from her position in July 2021 and continued as a part-time employee through December 31, 2021 and was not eligible for an annual cash incentive for 2021.

(2)     Given Dr. Diamond’s involvement in clinical patient care, his individual performance goals were tied to clinical metrics, including our quality of care metrics, member satisfaction, provider retention and recruitment..

The metrics were chosen to encapsulate key business drivers as well as to enable continued growth and enhancement of One Medical’s business. Revenue goals directly reflect enterprise and consumer member growth, member activation and retention, partnerships with health networks, visits and new services. Adjusted EBITDA reflects cost of care, and selling, general and administrative (SG&A) expense management. All executives may earn between 0% and 150% of target, based on performance.

Metric	Threshold	Target	Stretch	2021 Actual Achievement(1)
Revenue (in millions)	$415.3	$461.4	$516.8	$493.3
Adjusted EBITDA(2) (in millions)	$-22.0	$-15.0	$-7.0	$6.4
(1)After our September 2021 acquisition of Iora, our Compensation Committee, with the assistance of its independent compensation consultant, considered the potential effect of the acquisition on the results of our objective annual incentive measures and determined to maintain our existing goals and annual incentive formulas for fiscal year 2021. As a result, the 2021 actual achievement amounts for our Annual Incentive Plan were measured excluding the results of operations of Iora beginning from the close of our acquisition on September 1, 2021.

(2)“Adjusted EBITDA” is defined as net income or loss excluding interest income, interest and other expense, depreciation and amortization, stock-based compensation, change in the fair value of our redeemable convertible preferred stock warrant liability and provision for (benefit from) income taxes, certain legal or advisory costs, and acquisition and integration costs that we do not consider to be expenses incurred in the normal operation of the business. For a discussion of Adjusted EBITDA and a reconciliation of net loss to Adjusted EBITDA, see the section titled “Management's Discussion and Analysis of Financial Condition and Results of Operations — Key Metrics and Non-GAAP Financial Measures — Adjusted EBITDA” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Annually, our Compensation Committee or Board determines the actual cash payout to be awarded to each of our eligible executive officers by evaluating the achievement levels of our Company and financial performance goals based on financial metrics reviewed by our Audit and Compliance Committee and the achievement levels on any individual metrics. Our CEO determines the achievement levels of individual performance goals for eligible executive officers. Our Compensation Committee retains discretion to adjust awards based upon any other factors it determines to be relevant.

2021 Earned Cash Incentives

Executive	Target Annual Incentive	Percent Achieved (weighted %)	2021 Earned Annual Incentive ($)
Amir Dan Rubin	$715,000	139%	$996,676
Bjorn Thaler	$400,000	139%	$557,581
Kimber D. Lockhart (1)	—	—	—
Andrew S. Diamond	$240,000	130%	$312,000
Lisa A. Mango	$187,500	138%	$259,022
(1)     Ms. Lockhart resigned from her position in July 2021 and continued as a part-time employee through December 31, 2021 and was not eligible for an annual cash incentive for 2021.
Long-Term Equity Incentives
We believe equity awards are a critical element of our executive compensation program as they provide an incentive for our executives to focus on driving growth in our stock price and long-term stockholder value creation. Further, these equity awards help us to attract and retain key talent in a competitive market. Specifically, the granting of stock options helps ensure that the interests of our executive officers are aligned with those of our stockholders as the options only have value if the value of our Company’s stock increases after the date the option is granted.
2021 Annual Equity Grants
In 2021, our NEOs, other than our CEO (who received the Performance Option described below in 2020), received the following annual equity awards, consisting of stock options and RSUs, under our 2020 Equity Incentive Plan:

Executive	Stock Options(1) ($)	RSUs(1) ($)
Amir Dan Rubin	—	—
Bjorn Thaler	$4,645,035	—
Kimber D. Lockhart (2)	$2,890,247	$606,568
Andrew S. Diamond	$1,445,145	$303,284
Lisa A. Mango	$1,806,431	$379,126
(1)     The amounts reported in this column do not reflect dollar amounts actually received by the NEO. Instead, the amounts represent the aggregate grant date fair value of RSUs and stock options, as applicable, computed in accordance with Accounting Standards Codification, Topic No. 718 (“ASC Topic 718”), as disclosed in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 23, 2022. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. In the case of stock options, our NEOs will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options. The amounts reported in this column reflect the accounting cost for these RSUs and stock options, as applicable, and do not correspond to the actual economic value that may be received by the NEOs upon vesting or settlement of RSUs or the exercise of the stock options or any sale of the underlying shares of common stock, as applicable.

(2)     Ms. Lockhart resigned from her position in July 2021 and continued as a part-time employee through December 31, 2021.

The options vest and become exercisable in equal monthly installments over four years, and the RSUs will vest in equal annual installments over four years, in each case, subject to the NEO’s continued employment through each applicable vesting date.

2020 CEO Long-Term Performance Option Grant
As previously disclosed, in December 2020, our CEO, Mr. Rubin, received a multi-year performance-based stock option to acquire up to 8,645,823 shares of our common stock (the “Performance Option”). The Performance Option is subject to a seven-year performance and vesting period, and vests only upon the sustained achievement of pre-determined increases in our Company’s stock price over the seven-year period, as further described below. The exercise price per share subject to the Performance Option is $43.31. The Performance Option was granted in lieu of annual equity awards over several subsequent years, and as a result, Mr. Rubin did not receive long-term incentive grants in 2021.
In designing the Performance Option and recommending it to our Board, our Compensation Committee was advised by Aon’s Human Capital Solutions practice, a division of Aon plc, or Aon, its independent compensation consultant, as well as outside legal counsel and valuation experts.  Our Compensation Committee carefully considered the structure of Mr. Rubin’s annual incentive opportunity, which is based on a variety of financial and operational performance metrics, as well as the primary intention of the Performance Option, which was to retain and incentivize Mr. Rubin to continue to lead our Company through its next phase of growth and to create sustained, long-term, and superior financial and operational performance. Further, our Compensation Committee believed that it was important that the Performance Option further aligned Mr. Rubin’s interests with those of our long-term stockholders.  As a result of these considerations, our Compensation Committee chose four share price milestones as the performance measure. In structuring the Performance Option in this manner, Mr. Rubin will only realize the full value from the Performance Option upon the creation of significantly enhanced and sustained stockholder value over the seven years following the grant date.
The Performance Option consists of four performance-vesting tranches which vest only if our common stock closing price achieves and sustains for 90 days, a 30-day stock price average milestone, as follows:

Average Price per Share Milestone	Number of Shares	Percent of Performance Option Eligible to Vest
$55.00	1,330,127	15.38%
$70.00	1,995,190	23.08%
$90.00	2,660,253	30.77%
$110.00	2,660,253	30.77%
In setting the stock price milestones, our Compensation Committee considered the level of difficulty of achieving significant and sustained stock price growth over a seven-year period. Each performance tranche is also subject to a time-based vesting schedule of equal monthly increments of 1/84th of the award, commencing on the date of grant and ending on the seventh anniversary of the date of grant, and Mr. Rubin must continue to serve as our CEO on such applicable vesting date to vest the award.  Once a performance vesting milestone is met, then vesting of that portion of the option becomes subject solely to the time-based vesting requirement. If the applicable stock price performance milestone is not met before the end of the seven-year performance period, that tranche will be forfeited. The stock price hurdles will be adjusted for stock splits and similar capitalization adjustments. The option expires no later than 10 years after the grant date.
In the event of a change in control of our Company, if the change-in-control price is at or higher than the performance milestone for any tranche, that tranche will then have satisfied the applicable performance milestone; the portion of the option with a performance milestone above the change-in-control price would be forfeited. However, full vesting and exercisability of the Performance Option will remain subject to satisfaction of the first to occur of the following conditions: (i) Mr. Rubin providing up to 12 months of continued service post-closing (the “Consulting Period”) in a role determined by the acquirer (if the services are provided for the full Consulting Period, the Performance Option would vest at the conclusion of the Consulting Period); (ii) Mr. Rubin’s service is terminated by the acquirer without cause during the Consulting Period, in which case, the Performance Option would vest at the time of such termination; or (iii) the acquirer elects not to engage Mr. Rubin’s services post-closing, in which case, the Performance Option would vest upon the closing.
As of the date of this filing, none of the performance milestones applicable to the Performance Option have been satisfied.

2021 Integration Equity Grants
After the Iora acquisition in September 2021, our Compensation Committee determined it was appropriate and necessary to incentivize the executive team for their forthcoming, significant efforts to integrate the two businesses and to help ensure retention of the best talent from both legacy One Medical and Iora to support the integration efforts. In November 2021, the Compensation Committee recommended, and the Board approved, the following integration grants to our NEOs at that time, other than the CEO:

Executive	Stock Options(1) ($)	RSUs(1) ($)
Amir Dan Rubin	—	—
Bjorn Thaler	$4,143,539	$812,269
Kimber D. Lockhart(2)	—	—
Andrew S. Diamond	$1,479,847	$676,888
Lisa A. Mango	$1,479,847	$676,888
(1)     The amounts reported in this column do not reflect dollar amounts actually received by the NEO. Instead, the amounts represent the aggregate grant date fair value of RSUs and stock options, as applicable, computed in accordance with ASC Topic 718 as disclosed in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 23, 2022. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. In the case of stock options, our NEOs will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options. The amounts reported in this column reflect the accounting cost for these RSUs and stock options, as applicable, and do not correspond to the actual economic value that may be received by the NEOs upon vesting or settlement of RSUs or the exercise of the stock options or any sale of the underlying shares of common stock, as applicable.
(2)     Ms. Lockhart resigned from her position in July 2021 and continued as a part-time employee to our Company through December 31, 2021. In November 2021, Ms. Lockhart was not eligible to receive an Integration Equity Grant.

For these awards, the options vest and become exercisable in monthly installments over three years, with 25% vesting on each of the first two anniversaries of the vesting commencement date and 50% vesting on the third anniversary of the vesting commencement date. For the RSUs, vesting will occur annually over three years, with 25% on each of the first two anniversaries of the vesting commencement date and 50% on the third anniversary of the vesting commencement date.
Other Elements of Compensation
Employment Agreements and Severance Benefits
We provide our NEOs with certain severance protections in their employment agreements and in our Executive Severance and Change in Control Plan in order to attract and retain an appropriate caliber of talent for such positions. Specifically, our NEOs are eligible for severance benefits under our Executive Severance and Change in Control Plan, which supersede any similar severance benefits that may be provided under their employment agreements. Mr. Rubin is eligible for severance benefits as set forth in his employment agreement. Our employment agreements with the NEOs and the severance provisions set forth therein are summarized below under “—Employment Arrangements” and “—Potential Payments upon Termination or Change in Control.”
Stock Ownership Guidelines
In 2021, we established guidelines setting expectations for stock ownership for our CEO as well as the members of our Board. The ownership targets are as follows:

Position	Required Ownership
Chief Executive Officer	5x base salary
Directors	5x annual retainer

When determining these stock ownership guidelines, our Compensation Committee worked with its independent consultant to review peer and market practices. Our CEO and each director has a period of up to five years from the establishment of these guidelines, or the date of their appointment, to meet the guidelines based on the value of shares of common stock beneficially owned and unvested RSUs.
Prohibition on Hedging and Pledging Transactions
Our insider trading policy prohibits any director, employee (including our executive officers) or consultant to our Company from, among other things, engaging in short sales, transactions in put or call options, hedging transactions, margin accounts, or other inherently speculative transactions with respect to our common stock at any time. Our directors, employees (including our executive officers), and consultants are also not permitted to pledge our securities as collateral for a loan.
Health and Welfare Benefits
All of our current NEOs are eligible to participate in our employee benefit plans, including our medical, dental, vision, life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We pay the premiums for the life, disability and accidental death and dismemberment insurance for all of our employees, including our NEOs.
Perquisites and Personal Benefits
With the exception of the car allowance we provide to Mr. Rubin, we generally do not provide perquisites or personal benefits to our NEOs. To the extent that any NEO was granted a perquisite or other personal benefit that is subject to disclosure, such perquisite or other personal benefit has been reported in “—Summary Compensation Table” below.
401(k) Plan
We currently maintain a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. The 401(k) plan is intended to qualify as a tax-qualified plan under the Internal Revenue Code. Our NEOs are eligible to participate in the 401(k) plan on the same basis as our other employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis (or post-tax basis through a “Roth” 401(k) election) through contributions to the 401(k) plan. For the year ended December 31, 2021, we provided matching contributions under our 401(k) Plan representing 50% of the first 5% of eligible compensation by plan participants, subject to federal tax limits.
Pension Benefits
Our NEOs did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during 2021.
Nonqualified Deferred Compensation
Our NEOs did not participate in, or earn any benefits under, any nonqualified deferred compensation plan sponsored by us during the year ended December 31, 2021. Our Board may elect to provide our officers and other employees with nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.
Compensation Risk Assessment
Our Compensation Committee has determined, based in part on an assessment of our Company’s executive compensation programs by its independent consultant, that its compensation policies and programs do not give rise to inappropriate risk taking or risks that are reasonably likely to have a material adverse effect on our Company.
Tax and Accounting Implications
One of the factors our Compensation Committee considers when determining executive compensation is the anticipated tax treatment to our Company and to the executives of the various payments and benefits. Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally provides that a publicly held company may not deduct compensation paid to certain covered executive officers to the extent that such compensation exceeds $1,000,000 per executive officer in any year. While the Committee generally considers this limit when determining compensation, there are instances in which our Compensation Committee has concluded, and reserves the discretion to conclude in the future, that it is appropriate to exceed the limitation on deductibility under Section 162(m) to ensure that executive officers are compensated in a manner that it believes to be consistent with our Company’s best interests and those of our stockholders.

Compensation Committee Report on Executive Compensation
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained within this proxy statement with management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021.
Submitted by the members of the Compensation Committee of the Board of Directors:
Kalen Holmes, Chairperson
David Kennedy
Robert Schmidt

This report of the compensation committee is required by the SEC and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.
Summary Compensation Table
The following table presents all of the compensation awarded to, earned by or paid to our NEOs during the years ended December 31, 2021, 2020 and 2019:

Name	Year	Salary ($)		Bonus ($)		Stock Awards($) (1)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Amir Dan Rubin	2021	697,308		—		—	—		996,676	94,737	(3)	1,788,721
Chair, CEO	2020	623,077		—		—	197,468,738	(6)	864,915	96,321	(4)	199,053,051
and President	2019	600,000		—		—	12,717,394		576,300	26,487	(5)	13,920,181
Bjorn Thaler	2021	415,385		—		812,269	8,788,574		557,581	24,810	(3)	10,598,619
Chief Financial Officer	2020	400,000		—		—	1,600,723		403,627	24,773	(4)	2,429,123
	2019	284,615	(7)	50,000	(8)	—	2,869,010		169,500	17,844	(5)	3,390,969
Kimber D. Lockhart	2021	209,054	(9)	—		606,568	2,890,247		—	23,916	(3)	3,729,785
Former Chief Technology Officer	2020	405,846		—		—	—		327,966	26,383	(4)	760,195
	2019	332,804	(10)	—		—	1,432,953		204,030	18,930	(5)	1,988,717
Andrew S. Diamond, M.D. (11)	2021	415,385		—		980,172	2,924,991		312,000	29,730	(3)	4,662,278
Chief Medical Officer
Lisa A. Mango (12)	2021	388,077		—		1,056,014	3,286,278		259,022	28,942	(3)	5,018,333
General Counsel and Secretary
(1)The amounts reported in this column do not reflect dollar amounts actually received by the NEO. Instead, the amounts represent the aggregate grant date fair value of RSUs and stock options, as applicable, granted to our NEOs during 2021, 2020 and 2019 under our 2017 Equity Incentive Plan, as amended, or our 2020 Equity Incentive Plan, computed in accordance with ASC Topic 718 as disclosed in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 23, 2022. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. In the case of stock options, our NEOs will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options. The amounts reported in this column reflect the accounting cost for these RSUs and stock options, as applicable, and do not correspond to the actual economic value that may be received by the NEOs upon vesting or settlement of RSUs or the exercise of the stock options or any sale of the underlying shares of common stock, as applicable.
(2)Amounts reflect cash performance-based incentives payable by us to the NEOs under our Annual Incentive Plan for 2021, 2020 and 2019, which were based upon the achievement of individual performance goals and/or the achievement of company and financial performance goals as approved by our Compensation Committee. Our 2021, 2020 and 2019 company and financial performance goals consisted of revenue and adjusted EBITDA targets. Individual performance goals were established for certain of our executive officers other than our CEO and Chief Financial Officer. For 2021, 2020 and 2019, we determined certain NEOs’ actual performance-based cash incentives based on attainment of these company and financial performance goals, which cash incentives our Compensation Committee determined were appropriate given each NEO’s individual performance and/or responsibility for the overall direction and success of our business, as applicable. For 2021, our Compensation Committee determined that Mr. Rubin, Mr. Thaler, Dr. Diamond and Ms. Mango were each entitled to 139%, 139%, 130% and 138%, respectively, of their target cash incentives. For 2020, our Compensation Committee determined that Mr. Rubin, Mr. Thaler and Ms. Lockhart were each entitled to 144%, 144% and 137%, respectively, of their target cash incentives. For 2019, our Compensation Committee determined that Mr. Rubin, Mr. Thaler and Ms. Lockhart were each entitled to 113% of their target cash incentives.
(3)For 2021, amounts represent a car allowance for Mr. Rubin ($66,000), medical insurance premiums paid by us on behalf of Mr. Rubin ($19,182), Mr. Thaler ($15,879), Ms. Lockhart ($16,394), Dr. Diamond ($20,798), and Ms. Mango ($20,068), disability and life insurance premiums paid by us on behalf of each NEO, and contributions by us to Mr. Rubin’s, Mr. Thaler’s, Ms. Lockhart’s, Dr. Diamond’s, and Ms. Mango’s respective 401(k) plan accounts.

(4)For 2020, amounts represent a car allowance for Mr. Rubin ($66,000), medical insurance premiums paid by us on behalf of Mr. Rubin ($19,158), Mr. Thaler ($15,975) and Ms. Lockhart ($18,991), disability and life insurance premiums paid by us on behalf of each NEO, and contributions by us to Mr. Rubin’s, Mr. Thaler’s and Ms. Lockhart’s respective 401(k) plan accounts.
(5)For 2019, amounts represent medical insurance premiums paid by us on behalf of Mr. Rubin ($18,763), Mr. Thaler ($6,652) and Ms. Lockhart ($10,346), disability and life insurance premiums paid by us on behalf of each NEO, contributions by us to Mr. Rubin’s and Ms. Lockhart’s respective 401(k) plan accounts and reimbursements to Mr. Thaler for legal expenses incurred in the review of his offer letter.
(6)Represents the Performance Option granted in December 2020 to Mr. Rubin which vests based upon achievement of certain stock price hurdles. See “Compensation Discussion and Analysis—Elements of Our Compensation Plan—Long-Term Equity Incentives—2020 CEO Long-Term Performance Option Grant” above. Assumptions used in the calculation of the Performance Option in accordance with ASC Topic 718 are included in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 23, 2022. The grant date fair value of the Performance Option was determined based on multiple stock price paths developed through the use of a Monte Carlo simulation that incorporates into the valuation the possibility that the market condition may not be satisfied.
(7)Mr. Thaler joined our company in April 2019. Amount reflects the prorated amount of Mr. Thaler’s annual salary for the fiscal year ended December 31, 2019.
(8)Represents a one-time signing bonus.
(9)Ms. Lockhart resigned from her position in July 2021 and continued as a part-time employee through December 31, 2021. This reflects that upon resignation, her annual base salary rate was decreased to $40,000 per annum. See “—Employment Arrangements—Kimber D. Lockhart.”
(10)Reflects Ms. Lockhart’s 2019 annual base salary of $360,000 adjusted for personal leave taken during 2019.
(11)Dr. Diamond’s compensation information was not required for 2019 and 2020 and, as a result, his compensation information for those years has been omitted.
(12)Ms. Mango’s compensation information was not required for 2019 and 2020 and, as a result, her compensation information for those years has been omitted.
Grants of Plan-Based Awards as of December 31, 2021
The following table sets forth certain information with respect to all plan-based awards granted to our NEOs during the fiscal year ended December 31, 2021.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)		All Other Option Awards: Number of Securities Underlying Options (#)(2)		Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Amir Dan Rubin	2021 Annual Incentive Plan	—	214,500	715,000	1,072,500	—		—		—	—
Bjorn Thaler	Time-based Stock Option	01/15/21	—	—	—	—		108,834	(5)	42.68	4,645,035
	Time-based Stock Option	11/19/21	—	—	—	—		209,164	(6)	19.81	4,143,539
	Time-based RSU	11/19/21	—	—	—	41,003	(4)	—		—	812,269
	2021 Annual Incentive Plan	—	120,000	400,000	600,000	—		—		—	—
Kimber D. Lockhart	Time-based Stock Option	01/15/21	—	—	—	—		67,719	(5)	42.68	2,890,247
	Time-based RSU	01/15/21				14,212	(7)	—		—	606,568
	2021 Annual Incentive Plan	—	72,000	240,000	360,000	—		—		—	—
Andrew S. Diamond	Time-based Stock Option	01/15/21	—	—	—	—		33,860	(5)	42.68	1,445,144
	Time-based RSU	01/15/21	—	—	—	7,106	(7)	—		—	303,284
	Time-based Stock Option	11/19/21	—	—	—	—		74,702	(6)	19.81	1,479,847
	Time-based RSU	11/19/21	—	—	—	34,169	(4)	—		—	676,888
	2021 Annual Incentive Plan	—	72,000	240,000	360,000	—		—		—	—
Lisa A. Mango	Time-based Stock Option	01/15/21	—	—	—	—		42,325	(5)	42.68	1,806,431
	Time-based RSU	01/15/21	—	—	—	8,883	(7)	—		—	379,126
	Time-based Stock Option	11/19/21	—	—	—	—		74,702	(6)	19.81	1,479,847
	Time-based RSU	11/19/21	—	—	—	34,169	(4)	—		—	676,888
	2021 Annual Incentive Plan	—	56,250	187,500	281,250	—		—		—	—

(1)Amounts reflect target cash performance-based incentives for the NEOs under our 2021 Annual Incentive Plan, which was based upon the achievement of individual performance goals and/or the achievement of company and financial performance goals as approved by our Compensation Committee. Our 2021 company and financial performance goals consisted of revenue and adjusted EBITDA targets. Individual performance goals were established for certain of our executive officers other than our CEO and Chief Financial Officer. For 2021, our Compensation Committee determined that the target cash incentive for Mr. Rubin, Mr. Thaler, Dr. Diamond and Ms. Mango should be 110%, 100%, 60% and 50%, respectively of each NEO’s base salary. Additional detail regarding the determination of cash incentives is included above under “Compensation Discussion and Analysis — Elements of our Compensation Plan — Annual Cash Incentives.” Actual payments are set forth in the “Summary Compensation Table” above.
(2)The RSUs and options were granted pursuant to our 2020 Equity Incentive Plan.

(3)The amounts reported in this column do not reflect dollar amounts actually received by the NEO. Instead, the amounts represent the aggregate grant date fair value of RSUs and stock options, as applicable, granted to our NEOs during the fiscal year ended December 31, 2021 under our 2017 Equity Incentive Plan, as amended, or our

2020 Equity Incentive Plan, computed in accordance with ASC Topic 718 as disclosed in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 23, 2022. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. In the case of stock options, our NEOs will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options. The amounts reported in this column reflect the accounting cost for these RSUs and stock options, as applicable, and do not correspond to the actual economic value that may be received by the NEOs upon vesting or settlement of RSUs or the exercise of the stock options or any sale of the underlying shares of common stock, as applicable.

(4)The shares underlying the RSUs vest as follows: The RSU awards vest annually over three years, with 25% of the RSUs vesting on each of the first and second anniversaries of the vesting commencement date and 50% of the RSUs vesting on the third anniversary of the vesting commencement date, subject to the NEO’s continued service with us.
(5)1/48th of the shares underlying this option vest monthly measured from the vesting commencement date, subject to the NEO’s continued service with us.
(6)The options vest monthly over three years, with 25% of the shares subject to the option vesting in equal monthly installments during each of the first and second anniversaries of the vesting commencement date, and the remaining 50% of the shares subject to the option vesting in equal monthly installments in the third year following the vesting commencement date, subject to the NEO’s continued service with us.
(7)The shares underlying the RSUs vest as follows: The RSU awards vest annually over four years, measured from the vesting commencement date, subject to the NEO’s continued service with us.
Outstanding Equity Awards as of December 31, 2021
The following table presents the outstanding equity incentive plan awards held by each NEO as of December 31, 2021.

				Option Awards(1)				Stock Awards
Name	Grant Date		Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Amir Dan Rubin	09/14/17	(2)	08/07/17	4,041,847	1,059,865	4.01	09/13/27	—	—
	09/14/17	(3)	08/07/17	1,589,798	—	4.01	09/13/27	—	—
	11/21/19	(4)	09/07/22	—	2,307,000	11.56	11/20/29	—	—
	12/28/20	(5)	—	—	8,645,823	43.31	12/27/30	—	—
Bjorn Thaler	05/10/19	(6)	04/01/19	207,013	166,667	7.93	05/09/29	—	—
	09/19/19	(2)	09/19/19	90,000	110,000	11.47	09/18/29	—	—
	05/12/20	(7)	05/12/20	42,822	65,360	27.25	05/11/30	—	—
	01/15/21	(7)	01/15/21	24,941	83,893	42.68	01/14/31	—	—
	11/19/21	(8)	11/19/21	4,358	204,806	19.81	11/18/31	—	—
	11/19/21	(10)	11/15/21	—	—	—	—	41,003	720,423
Kimber D. Lockhart(11)	01/15/21	(7)	01/15/21	15,519	—	42.68	03/31/22	—	—
Andrew S. Diamond	11/17/16	(7)	11/17/16	45,000	—	6.54	11/16/26	—	—
	02/15/18	(7)	02/15/18	40,625	6,250	4.36	02/14/28	—	—
	11/21/19	(7)	11/21/19	50,061	46,056	11.56	11/20/29	—	—
	01/15/21	(7)	01/15/21	7,760	26,100	42.68	01/14/31	—	—
	01/15/21	(9)	02/15/21	—	—	—	—	7,106	124,852
	11/19/21	(8)	11/19/21	1,556	73,146	19.81	11/18/31	—	—
	11/19/21	(10)	11/15/21	—	—	—	—	34,169	600,349
Lisa A. Mango	09/14/17	(7)	09/14/17	3,750	—	4.01	09/13/27	—	—
	09/20/18	(7)	09/20/18	29,070	28,125	7.77	09/19/28	—	—
	09/19/19	(2)	09/19/19	20,000	82,500	11.47	09/18/29	—	—
	11/21/19	(7)	11/21/19	12,816	36,844	11.56	11/20/29	—	—
	01/15/21	(7)	01/15/21	9,699	32,626	42.68	01/14/31	—	—
	01/15/21	(9)	02/15/21	—	—	—	—	8,883	156,074
	11/19/21	(8)	11/19/21	1,556	73,146	19.81	11/18/31	—	—
	11/19/21	(10)	11/15/21	—	—	—	—	34,169	600,349
(1)The unvested shares underlying the options set forth below are subject to accelerated vesting as described in “—Employment Arrangements—Amir Dan Rubin,” with respect to the options held by Mr. Rubin, and “—Employment Arrangements—Executive Severance and Change in Control Plan” with respect to the options and RSUs held by Mr. Thaler, Ms. Lockhart, Dr. Diamond and Ms. Mango.
(2)1/5th of the shares underlying this option vested on the first anniversary of the vesting commencement date, and 1/60th of the shares vest monthly thereafter over the following four years, subject to the NEO’s continued service with us.
(3)The shares underlying this option vested in full upon the execution of the underwriting agreement for our initial public offering.
(4)63% of the shares underlying this option will vest ratably on a monthly basis from the vesting commencement date through August 2023; 25% of the shares underlying this option will vest ratably on a monthly basis from September 2023 to August 2024; and the remaining 12% of the shares underlying this option will vest ratably on a monthly basis from September 2024 to August 2025.

(5)The shares underlying the option are divided into four performance-based vesting tranches that will vest only if our common stock closing price achieves and sustains for 90 days a 30-day stock price average as follows (each a “Stock Price Milestone”; the number of shares subject to each such tranche in parentheses): $55 per share (1,330,127 shares); $70 per share (1,995,190 shares); $90 per share (2,660,253 shares); and $110 per share (2,660,253 shares). Each share price performance-based vesting tranche of the option is also subject to a time-based vesting requirement and will vest in equal monthly increments of 1/84th of the award commencing on the date of grant and ending on the seventh anniversary of the date of grant, subject to Mr. Rubin’s continued services with us as our CEO through the applicable vesting date. Once a Stock Price Milestone is met, then vesting for the portion of the grant meeting that Stock Price Milestone becomes subject solely to the time-based vesting requirement. No shares will vest with respect to the portion of the option for which the applicable Stock Price Milestone is not met before the end of the seven-year performance period. Any portion of the option that remains unvested on December 27, 2027 will automatically terminate without consideration. The stock price hurdles will be adjusted for stock splits and similar capitalization adjustments. The option expires 10 years after the grant date.
(6)1/4th of the shares underlying this option vested on the first anniversary of the vesting commencement date and 1/48th of the shares vest monthly thereafter over the following three years, subject to the NEO’s continued service with us.
(7)1/48th of the shares underlying this option vest monthly measured from the vesting commencement date, subject to the NEO’s continued service with us.
(8)The options vest monthly over three years, with 25% of the shares subject to the option vesting in equal monthly installments during each of the first and second anniversaries of the vesting commencement date, and the remaining 50% of the shares subject to the option vesting in equal monthly installments in the third year following the vesting commencement date, subject to the NEO’s continued service with us.
(9)The shares underlying the RSUs vest as follows: The RSU awards vest annually over four years, measured from the vesting commencement date, subject to the NEO’s continued service with us.
(10)The shares underlying the RSUs vest as follows: The RSU awards vest annually over three years, with 25% of the RSUs vesting on each of the first and second anniversaries of the vesting commencement date and 50% of the RSUs vesting on the third anniversary of the vesting commencement date, subject to the NEO’s continued service with us.
(11)Ms. Lockhart resigned from her position in July 2021 and continued as a part-time employee through December 31, 2021. Upon leaving employment with the Company, all of Ms. Lockhart’s unvested RSUs and options were terminated. See “—Employment Arrangements—Kimber D. Lockhart.”
Option Exercises and Stock Vested Table
The following table presents, for each of our NEOs, the shares of our common stock that were acquired upon the exercise of stock options and vesting of RSUs, if any, and the related value realized during the fiscal year ending December 31, 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Amir Dan Rubin	1,199,748	43,324,532	—	—
Bjorn Thaler	53,010	2,175,923	—	—
Kimber D. Lockhart	506,056	14,323,775	—	—
Andrew S. Diamond	99,375	3,695,079	—	—
Lisa A. Mango	146,351	4,925,993	—	—

(1)The aggregate value realized upon the exercise of a stock option represents the difference between the aggregate market price of the shares of our common stock exercised on the date of exercise and the aggregate exercise price of the stock option.
Employment Arrangements
The employment agreements and offer letters with our NEOs generally provide for at-will employment and set forth the executive officer’s initial base salary, applicable signing bonuses, eligibility for employee benefits and confirmation of the terms of previously issued equity grants, and for our Chair, Chief Executive Officer and President, severance benefits on a qualifying termination of employment or resignation. In addition, each of our NEOs has executed our standard confidential information and invention assignment agreement. The key terms of these agreements are described below.
In addition, our NEOs (other than Mr. Rubin) are participants in our Executive Severance and Change in Control Plan, adopted by our Board in January 2020. See “—Potential Payments Upon Termination or Change in Control” for a description of the severance benefits provided under this plan.
Amir Dan Rubin
In June 2017, we entered into, and in January 2020, we amended, an employment agreement with Amir Dan Rubin, our Chair, Chief Executive Officer and President. Pursuant to his employment agreement, Mr. Rubin is eligible to earn an annual base salary, which was $650,000 in 2021. For 2021, Mr. Rubin was also eligible for a target cash incentive of 110% of his base salary pursuant to our Annual Incentive Plan. Our Compensation Committee or Board will determine his actual cash incentive amount based on its assessment of our Company and individual performance during the year. The agreement also provides for Mr. Rubin to participate in our benefit programs generally made available to our executive officers and other employees.
If we terminate Mr. Rubin without cause or he resigns for good reason, at any time other than three months prior to or twelve months following a change in control, then, subject to Mr. Rubin executing and not revoking a general release of all claims, he will be entitled to (i) a lump sum payment equal to 12 months of his annual base salary, (ii) continuation of health insurance coverage under COBRA for up to 12 months following termination or resignation and (iii) acceleration of such number of shares under Mr. Rubin’s stock option to purchase 7,948,990 shares, granted on September 14, 2017, that would have vested and become exercisable if Mr. Rubin had completed an additional 12 months of employment following his termination or resignation date.
In addition, if we terminate Mr. Rubin without cause or he resigns for good reason on or within three months prior to or 12 months following a change in control, then, subject to Mr. Rubin executing and not revoking a general release of all claims, he will be entitled to (i) a lump sum payment equal to 24 months of his annual base salary, (ii) a lump sum payment equal to his full performance-based cash incentive at his target achievement level for the applicable year under the Annual Incentive Plan, (iii) continuation of health insurance coverage under COBRA for up to 24 months following termination or resignation and (iv) acceleration of all equity awards outstanding on the resignation or termination date (excluding the Performance Option).
Bjorn Thaler
In February 2019, we entered into an offer letter with Bjorn Thaler, our Chief Financial Officer. Mr. Thaler’s offer letter provides that he is eligible for an annual base salary, which in 2021was $400,000. For 2021, Mr. Thaler was also eligible for a target cash incentive of 100% of his base salary pursuant to our Annual Incentive Plan. Mr. Thaler is also an eligible participant in our Executive Severance and Change in Control Plan. The offer letter also provides for Mr. Thaler to participate in the benefit programs generally made available to our employees and reimbursement of legal expenses incurred by Mr. Thaler in connection with review of his offer letter.
Kimber D. Lockhart
In March 2014, we entered into an offer letter with Kimber D. Lockhart as our Vice President, Engineering. Ms. Lockhart was promoted to become the Chief Technology Officer of our Company in March 2015 and was eligible to earn an initial annualized base salary of $400,000 for 2021. The offer letter also provided for Ms. Lockhart to participate in the benefit programs generally made available to our employees. Effective as of July 12, 2021, Ms. Lockhart resigned from her position as Chief Technology Officer and remained a part-time employee of our Company for a transitional period through December 31, 2021. Ms. Lockhart’s equity awards stopped vesting as of December 31, 2021 and during 2021, Ms. Lockhart was not eligible for a target cash incentive pursuant to our Annual Incentive Plan. During her tenure with our Company, she was a participant in our Executive Severance and Change in Control Plan.
Andrew S. Diamond, MD
In August 2007, One Medical Group, Inc., a consolidated One Medical affiliated professional entity, entered into a physician employment agreement with Dr. Andrew S. Diamond. Dr. Diamond provides services to us pursuant to contractual arrangements with our Company and One Medical Group, Inc. The physician employment agreement provides that Dr. Diamond is eligible to earn an annualized base salary, which was $400,000 in 2021. The physician employment agreement also provides for Dr. Diamond to participate in the benefit programs generally made available to our employees. For 2021, Dr. Diamond was also eligible for a target cash incentive of 60% of his base salary pursuant to our Annual Incentive Plan and is a participant in our Executive Severance and Change in Control Plan.
Lisa A. Mango
In October 2015, we entered into an offer letter with Lisa A. Mango, which provides that she is eligible to earn an annualized base salary, which was $375,000 in 2021. The offer letter also provides for Ms. Mango to participate in the benefit programs generally made available to our employees. For 2021, Ms. Mango was also eligible for a target cash incentive of 50% of her base salary pursuant to our Annual Incentive Plan and is a participant in our Executive Severance and Change in Control Plan.

Executive Severance and Change in Control Plan
In January 2020, our Board adopted an Executive Severance and Change in Control Plan that provides severance benefits to each of our executive officers, including our NEOs, other than Mr. Rubin.
Under the Executive Severance and Change in Control Plan, upon an involuntary termination without cause or resignation for good reason, participants in the plan will be entitled to receive (i) a cash payment equal to twelve months’ base salary and (ii) continuation of health insurance under COBRA for up to twelve months following the resignation or termination date. In addition, upon an involuntary termination without cause or resignation for good reason in connection with or within twelve months following a change in control, participants will be entitled to (i) receive a cash payment equal to twelve months’ base salary, (ii) receive a cash payment for the participant’s full performance-based incentive at the participant’s target achievement level for the applicable year under the Annual Incentive Plan, (iii) continuation of health insurance under COBRA for up to twelve months following the resignation or termination date, and (iv) acceleration of all time-based vesting equity awards outstanding on the resignation or termination date. All such severance benefits are subject to the participant signing a general release of all known and unknown claims in substantially the form provided in the Executive Severance and Change in Control Plan.
The benefits provided under the Executive Severance and Change in Control Plan supersede any similar severance benefits described in a participant’s offer letter or employment agreement (other than for Mr. Rubin, as noted below).
Other Change of Control and Severance Arrangements
Under Mr. Rubin’s employment agreement, if we terminate Mr. Rubin without cause or he resigns for good reason, at any time other than three months prior to or twelve months following a change in control, then, subject to Mr. Rubin executing and not revoking a general release of all claims, he will be entitled to (i) a lump sum payment equal to 12 months of his annual base salary, (ii) continuation of health insurance coverage under COBRA for up to 12 months following termination or resignation and (iii) acceleration of such number of shares under Mr. Rubin’s stock option to purchase 7,948,990 shares, granted on September 14, 2017, that would have vested and become exercisable if Mr. Rubin had completed an additional 12 months of employment following his termination or resignation date.
In addition, if we terminate Mr. Rubin without cause or he resigns for good reason on or within three months prior to or 12 months following a change in control, then, subject to Mr. Rubin executing and not revoking a general release of all claims, he will be entitled to (i) a lump sum payment equal to 24 months of his annual base salary, (ii) a lump sum payment equal to his full performance-based cash incentive at his target achievement level for the applicable year under the Annual Incentive Plan, (iii) continuation of health insurance coverage under COBRA for up to 24 months following termination or resignation and (iv) acceleration of all equity awards outstanding on the resignation or termination date (excluding the Performance Option).
Separately, pursuant to the terms of Mr. Rubin’s Performance Option grant notice and agreement, in connection with a change in control, if the change-in-control price is at or higher than the performance milestone for any tranche of the Performance Option, that tranche will then have satisfied the applicable performance milestone; the portion of the option with a performance milestone above the change-in-control price would be forfeited. However, full vesting and exercisability of the Performance Option will remain subject to satisfaction of the first to occur of the following conditions: (i) Mr. Rubin providing up to 12 months of continued service post-closing (the “Consulting Period”) in a role determined by the acquirer (if the services are provided for the full Consulting Period, the Performance Option would vest at the conclusion of the Consulting Period); (ii) Mr. Rubin’s service is terminated by the acquirer without cause during the Consulting Period, in which case, the Performance Option would vest at the time of such termination; or (iii) the acquirer elects not to engage Mr. Rubin’s services post-closing, in which case, the Performance Option would vest upon the closing.
Potential Payments Upon Termination or Change in Control
The following table presents information concerning estimated payments and benefits that would be provided in the circumstances described below for each of the NEOs serving as of the end of the fiscal year ended December 31, 2021. Ms. Lockhart is not included in the table below because she resigned as Chief Technology Officer in July 2021 and thus would not have been entitled to receive any termination or change in control payments or benefits as of December 31, 2021. The payments and benefits set forth below are estimated assuming that the termination or change in control event occurred on the last business day of our fiscal year ended December 31, 2021 using the closing market price of our stock on that date. Actual payments and benefits could be different if such events were to occur on any other date or at any other price or if any other assumptions are used to estimate potential payments and benefits.

	Separation from Service Absent a Change of Control(1)							Separation from Service in Connection with a Change of Control(2)
Name	Cash Severance ($)		Continued Benefits ($)		Equity Acceleration ($)(3)		Total ($)	Cash Severance ($)		Continued Benefits ($)		Equity Acceleration ($)(3)		Total ($)
Amir Dan Rubin	650,000	(5)	19,182	(6)	14,371,769	(4)	15,040,951	2,015,000	(7)	38,364	(9)	28,236,839	(4)	30,290,203
Bjorn Thaler	400,000	(5)	15,879	(6)	—		415,879	800,000	(8)	15,879	(6)	2,998,093	(10)	3,813,972
Andrew S. Diamond	400,000	(5)	20,798	(6)	—		420,798	640,000	(8)	20,798	(6)	1,084,561	(10)	1,745,359
Lisa A. Mango	375,000	(5)	20,068	(6)	—		395,068	562,500	(8)	20,068	(6)	1,756,731	(10)	2,339,299

(1)A “separation from service” means employment is terminated by the Company without cause or resignation for good reason and such termination constitutes a “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h)).
(2)For all NEOs (other than Mr. Rubin),“in connection with a change of control” means a separation from service within 12 months following a “Change of Control” as defined in the Executive Severance and Change in Control Plan. For Mr. Rubin, “in connection with a change of control” means a separation from service within the three months prior to the effective date of a “Change of Control” or 12 months following the effective date of a “Change of Control” as defined in the Company’s 2017 Equity Incentive Plan.
(3)Represents the acceleration of vesting of unvested, in-the-money stock options and RSUs, as applicable. The market value of the shares underlying the stock options and RSUs as of December 31, 2021, is reported based on the closing price of our common stock, as reported on The Nasdaq Global Select Market, of $17.57 per share on December 31, 2021. The equity acceleration value reported excludes any options that were out of the money on December 31, 2021.
(4)Represents acceleration of such number of shares under Mr. Rubin’s stock option to purchase 7,948,990 shares, granted on September 14, 2017, that would have vested and become exercisable if Mr. Rubin had completed an additional 12 months of employment following his termination or resignation date.
(5)Represents 12 months of the NEO’s base salary.
(6)Represents  12 months of the NEO’s COBRA benefits continuation.
(7)Represents 24 months of the NEO’s base salary plus such NEO’s full performance-based cash incentive at the target achievement level for 2021 under our Annual Incentive Plan.
(8)Represents 12 months of the NEO’s base salary plus such NEO’s full performance-based cash incentive at the target achievement level for 2021 under our Annual Incentive Plan.
(9)Represents 24 months of the NEO’s COBRA benefits continuation.

(10)Represents acceleration of 100% of the total number of shares underlying outstanding and unvested stock options and RSUs held by such NEO.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2021 with respect to the shares of our common stock that may be issued under our existing equity compensation plans. The table includes outstanding stock options of Iora originally granted under Iora’s Third Amended and Restated 2011 Equity Incentive Plan, or the Iora Plan, which we assumed in connection with our acquisition of Iora on September 1, 2021.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders(1)	26,325,755	(2)	$20.57	(3)	12,926,500	(4)
Equity compensation plans not approved by stockholders (5)	1,986,235		$2.77		—
Total	28,311,990		$19.32		12,926,500
(1)Includes the following plans: our 2007 Equity Incentive Plan, 2017 Equity Incentive Plan, 2020 Equity Incentive Plan, and 2020 Employee Stock Purchase Plan.
(2)Excludes 3,248,509 shares that may be issued under restricted stock unit awards as of December 31, 2021.
(3)Excludes 3,248,509 shares that may be issued under restricted stock unit awards as of December 31, 2021.
(4)As of December 31, 2021, a total of 8,680,840 shares of our common stock have been reserved for issuance pursuant to the 2020 Plan, which number excludes the 7,668,883 shares that were added to the 2020 Plan as a result of the automatic annual increase on January 1, 2022. The 2020 Plan provides that the number of shares reserved and available for issuance under the 2020 Plan will automatically increase each January 1, beginning on January 1, 2021, by 4% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by our Compensation Committee. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of common stock underlying any awards that are forfeited, canceled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2020 Plan, the 2007 Plan and the 2017 Plan will be added back to the shares of common stock available for issuance under such plans. Our Company no longer makes grants under the 2007 Plan and the 2017 Plan. As of December 31, 2021, a total of 4,245,660 shares of our common stock have been reserved for issuance pursuant to the ESPP, which number excludes the 2,800,000 shares that were added to the ESPP as a result of the automatic annual increase on January 1, 2022. The ESPP provides that the number of shares reserved and available for issuance under the ESPP will automatically increase each January 1, beginning on January 1, 2021, by the lesser of 2,800,000 shares of our common stock, 1.5% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by our Compensation Committee. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.
(5)    In connection with our acquisition of Iora, we assumed all outstanding Iora stock options under the Iora Plan. As of December 31, 2021, there were 1,986,235 shares issuable under such outstanding Iora stock options (with a weighted-average exercise price of $2.77). No further grants may be made under the Iora Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information about the beneficial ownership of our common stock as of March 31, 2022 for:
•each person or group known to us who beneficially owns more than 5% of our common stock;
•each of our directors and nominees for director;
•each of our named executive officers named in “Executive Compensation”; and
•all of our directors and executive officers as a group.
Each stockholder’s percentage ownership is based on 193,483,271 shares of common stock outstanding as of March 31, 2022. Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2022 are deemed to be outstanding and beneficially owned by the person holding the options. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by the stockholder.
Unless otherwise indicated, the address of each beneficial owner listed below is c/o 1Life Healthcare, Inc., One Embarcadero Center, Suite 1900, San Francisco, California 94111. Except as stated in the footnotes below, none of the stockholders or their affiliates, officers, directors and principal equity holders have held any position or office or have had any material relationship with us or our affiliates within the past three years.

	Shares Beneficially Owned
	Number		Percent
5% Stockholders:
The Vanguard Group (1)	14,124,081		7.3
FMR LLC (2)	13,807,172		7.1
Tiger Global Performance LLC (3)	13,793,100		7.1
Carlyle Partners VII Holdings, L.P. (4)	13,612,681		7.0
Temasek Holdings (Private) Limited (5)	10,347,820		5.3
BlackRock, Inc. (6)	10,072,258		5.2
Directors and Named Executive Officers:
Amir Dan Rubin (7)	6,643,186		3.3
Bjorn Thaler (8)	537,734		*
Kimber D. Lockhart (9)	337,251	`	*
Andrew S. Diamond (10)	293,213		*
Lisa A. Mango (11)	222,383		*
Paul R. Auvil (12)	18,627		*
Mark S. Blumenkranz, M.D. (13)	11,782		*
Bruce W. Dunlevie (14)	675,925		*
Kalen F. Holmes, Ph.D.(15)	25,886		*
David P. Kennedy (16)	267,896		*
Freda Lewis-Hall, M.D. (17)	11,782		*
Robert R. Schmidt	—		—
Scott C. Taylor (18)	1,463		*
Mary Ann Tocio (19)	52,188		*
All directors and executive officers as a group (13 persons)(20)	8,762,065		4.4
*Represents beneficial ownership of less than one percent (1%) of the outstanding shares.
(1)Based on information reported by The Vanguard Group on Schedule 13G/A filed with the SEC on February 9, 2022. Of the shares of common stock beneficially owned, The Vanguard Group reported that it has sole dispositive power with respect to 13,791,833 shares, shared dispositive power with respect to 332,248 shares, sole voting power with respect to no shares and shared voting power with respect to 223,385 shares. The Vanguard Group listed its address as 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(2)Based on information reported by FMR LLC on Schedule 13G/A filed with the SEC on February 9, 2022. FMR LLC reported that it has sole power to vote or to direct the vote of 10,752,306 shares and sole power to dispose or to direct the disposition of 13,807,172 shares. FMR LLC listed its address as 245 Summer Street, Boston, Massachusetts 02210.
(3)Based on information reported by Tiger Global Performance LLC, or Tiger Global, on Schedule 13G/A filed with the SEC on February 14, 2022. Of the shares of common stock beneficially owned, Tiger Global reported that is has shared voting power and shared dispositive power with respect to 13,793,100 shares. Tiger Global listed its address as 9 West 57th Street, 35th Floor, New York, New York 10019.
(4)Reflects shares of common stock held of record by Carlyle Partners VII Holdings, L.P., or the Carlyle Investor. Carlyle Group Management L.L.C. holds an irrevocable proxy to vote less than a majority of the shares of The Carlyle Group Inc., or Carlyle, a publicly traded company listed on Nasdaq. Carlyle is the sole member of Carlyle Holdings II GP L.L.C., which is the managing member of Carlyle Holdings II L.L.C., which, with respect to the shares of common stock held by the Carlyle Investor, is the managing member of CG Subsidiary Holdings L.L.C., which is the general partner of TC Group Cayman Investment Holdings, L.P., which is the general partner of TC Group Cayman Investment Holdings Sub L.P., which is the sole member of TC Group VII, L.L.C., which is the general partner of TC Group VII, L.P., which is the general partner of the Carlyle Investor. Voting and investment determinations with respect to the shares of common stock held by the Carlyle Investor are made by an investment committee of TC Group VII, L.P. comprised of Allan Holt, William Conway, Jr., Daniel D’Aniello, David Rubenstein, Peter Clare, Kewsong Lee, Norma Kuntz, Sandra Horbach and Marco De Benedetti as a non-voting observer. Accordingly, each of the foregoing entities and individuals may be deemed to share beneficial ownership of the securities held of record by the Carlyle Investor. Each of them disclaims beneficial ownership of such securities. The address for Carlyle Partners VII Holdings, L.P. is c/o The Carlyle Group, 1001 Pennsylvania Avenue, NW, Suite 220 South, Washington, D.C. 20004.
Robert R. Schmidt, a member of our board of directors, is a principal of Carlyle. In addition, we have entered into a contractual arrangement with Carlyle as an enterprise client in the ordinary course of business and therefore derive revenue from Carlyle for services provided under such arrangement.
(5)Based on information reported by Temasek Holdings (Private) Limited, or Temasek, on Schedule 13G filed with the SEC on March 4, 2022. Of the shares of common stock beneficially owned, Temasek reported that it has shared voting and dispositive power with respect to 10,347,820 shares. Temasek listed its address as 60B Orchard Road, #06-18 Tower 2, The Atrium@Orchard, Singapore 238891.
(6)Based on information reported by BlackRock, Inc., or BlackRock, on Schedule 13G filed with the SEC on February 4, 2022. Of the shares of common stock beneficially owned, BlackRock reported that it has sole voting power with respect to 9,676,652 shares and sole dispositive power over 10,072,258 shares. BlackRock listed its address as 55 East 52nd Street, New York, NY 10055.
(7)Consists of (i) 99,748 shares of common stock held directly by Mr. Rubin, (ii) 249,377 shares of common stock held by a family trust for which Mr. Rubin’s immediate family members are beneficiaries and (iii) 6,294,061 shares of common stock issuable to Mr. Rubin pursuant to options exercisable within 60 days of March 31, 2022.
(8)Consists of (i) 27,766 shares of common stock held directly by Mr. Thaler and (ii) 509,968 shares of common stock issuable to Mr. Thaler pursuant to options exercisable within 60 days of March 31, 2022.
(9)Consists of 337,251 shares of common stock held directly by Ms. Lockhart. Ms. Lockhart resigned as our Chief Technology Officer in July 2021.
(10)Consists of (i) 110,751 shares of common stock held directly by Dr. Diamond and (ii) 182,462 shares of common stock issuable to Dr. Diamond pursuant to options exercisable within 60 days of March 31, 2022.
(11)Consists of (i) 87,277 shares of common stock held directly by Ms. Mango and (ii) 135,106 shares of common stock issuable to Ms. Mango pursuant to options exercisable within 60 days of March 31, 2022.
(12)Consists of (i) 2,419 shares of common stock held directly by Mr. Auvil and (ii) 16,208 shares of common stock issuable to Mr. Auvil pursuant to options exercisable within 60 days of March 31, 2022.
(13)Reflects shares of common stock issuable to Dr. Blumenkranz pursuant to options exercisable within 60 days of March 31, 2022.
(14)Consists of (i) 2,419 shares of common stock held by Mr. Dunlevie, (ii) 665,257 shares of common stock held by entities controlled by Mr. Dunlevie and (iii) 8,249 shares of common stock issuable to Mr. Dunlevie pursuant to options exercisable within 60 days of March 31, 2022.
(15)Reflects shares of common stock issuable to Dr. Holmes pursuant to options exercisable within 60 days of March 31, 2022.
(16)Consists of (i) 1,728 shares of common stock held directly by Mr. Kennedy, (ii) 250,779 shares of common stock held by the Cape Lone Star Trust for which Mr. Kennedy and his wife are trustees and share voting and dispositive power and (iii) 15,389 shares of common stock issuable to Mr. Kennedy pursuant to options exercisable within 60 days of March 31, 2022.
(17)Reflects shares of common stock issuable to Dr. Lewis-Hall pursuant to options exercisable within 60 days of March 31, 2022.
(18)Consists of shares of common stock held directly by Mr. Taylor.

(19)Consists of (i) 39,974 shares of common stock held directly by Ms. Tocio and (ii) 12,214 shares of common stock issuable to Ms. Tocio pursuant to options exercisable within 60 days of March 31, 2022.
(20)Consists of (i) 1,538,958 shares of common stock directly or indirectly held by all current executive officers and directors as a group and (ii) 7,223,107 shares of common stock issuable pursuant to options exercisable within 60 days of March 31, 2022.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a summary of transactions since January 1, 2021, to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements which are described in “Executive Compensation.”
We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s length transactions.
Amended and Restated Investor Rights Agreement
In August 2018, we entered into an amended and restated investor rights agreement, or IRA, with certain holders of our preferred stock and common stock, including certain members of, and affiliates of, our directors and certain of our executive officers. In January 2020, we amended and restated the IRA. The IRA provides the holders with certain registration rights, including the right to demand that we file a registration statement (including registration statements on Form S-3 and accompanying shelf takedowns) or request that their shares be covered by a registration statement that we are otherwise filing.
Enterprise Client Arrangements
We have entered into contractual arrangements in the ordinary course of business with certain enterprise clients who are affiliated with holders of more than 5% of our outstanding capital stock. The table below sets forth these enterprise clients, their affiliated stockholders and total net revenue derived from these enterprise clients for the year ended December 31, 2021.

		Net Revenue
		Year Ended December 31, 2021	Year Ended December 31, 2020
Enterprise Client	Affiliated Stockholder	(in thousands)
FMR LLC	FMR LLC	$—	$1,590
The Carlyle Group, Inc.	Carlyle Partners VII Holdings, L.P.	384	503
Employment Arrangements
We have entered into employment agreements and offer letters with certain of our executive officers. For more information regarding these agreements with our executive officers, see “Executive Compensation—Compensation Discussion and Analysis—Employment Arrangements.”
Annual Cash Incentives
We have established a cash incentive plan for certain of our executive officers. For a description of this plan, see “Executive Compensation—Compensation Discussion and Analysis—Elements of our Compensation Plan—Annual Cash Incentives.”
Indemnification of Directors and Officers
Our amended and restated certificate of incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:
•any breach of the director’s duty of loyalty to the corporation or its stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions; or
•any transaction from which the director derived an improper personal benefit.

Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
Our amended and restated certificate of incorporation authorizes us to indemnify our directors, officers, employees and other agents to the fullest extent permitted by Delaware law. Our amended and restated bylaws provide that we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify our other employees and agents. Our amended and restated bylaws also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law.
We have also entered, and expect to continue to enter, into agreements to indemnify our directors and executive officers. With certain exceptions, these agreements provide for indemnification for related expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in connection with any action, proceeding or investigation. We believe that these amended and restated certificate of incorporation and amended and restated bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Rule 10b5-1 Sales Plans
Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information, subject to compliance with the terms of our insider trading policy.
Other Transactions
We have granted options and restricted stock units to certain of our directors and named executive officers. For more information regarding the options and restricted stock units granted to our directors and named executive officers, see “Board of Directors and Corporate Governance—Non-Employee Director Compensation—Non-Employee Director Compensation Table” and “Executive Compensation—Outstanding Equity Awards as of December 31, 2021.”
We have entered into change in control agreements with certain of our executive officers pursuant to offer letters and/or our Executive Severance and Change in Control Plan that, among other things, provide for certain severance and change in control benefits. See the section titled “Executive Compensation—Executive Severance and Change in Control Plan.”
Policies and Procedures for Related Party Transactions
Our board of directors has adopted a related person transaction policy setting forth the policies and procedures for the identification, review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and a related person, as defined by the Securities Act, were or will be participants and the amount involved exceeds $120,000, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness and guarantees of indebtedness. In reviewing and approving any such transactions, our audit and compliance committee will consider all relevant facts and circumstances as appropriate, such as the purpose of the transaction, the availability of other sources of comparable products or services, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, management’s recommendation with respect to the proposed related person transaction, and the extent of the related person’s interest in the transaction.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker, or notify Broadridge Financial Solutions, Inc. at 1-866-540-7095 or by sending a written request to Broadridge Financial Solutions, Inc., Attention: Householding Department. 51 Mercedes Way. Edgewood, New York 11717. Street name stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their broker, bank or other nominee.

OTHER MATTERS
2021 Annual Report and SEC Filings
Our financial statements for the year ended December 31, 2021 are included in our annual report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. Our annual report and this proxy statement are posted on our website at https://investor.onemedical.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Investor Relations, 1Life Healthcare, Inc., One Embarcadero Center, Suite 1900, San Francisco, California 94111 or investor@onemedical.com.
* * *
The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

San Francisco, California
April 21, 2022

one medical

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 1, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ONEM2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 1, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D75533-P69797

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

1LIFE HEALTHCARE, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect three Class II directors to serve until the 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Paul R. Auvil
02) Mark S. Blumenkranz, M.D.
03) Kalen F. Holmes, Ph.D.

The Board of Directors recommends you vote FOR proposals 2 and 3:

The Board of Directors recommends you vote 1 YEAR for proposal 4:

	1 Year	2 Years	3 Years	Abstain
4. To approve, on a non-binding advisory basis, the frequency of future non-binding stockholder advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D75534-P69797

1LIFE HEALTHCARE, INC.
Annual Meeting of Stockholders
June 2, 2022 9:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Amir Dan Rubin, Bjorn Thaler and Lisa A. Mango as proxies and attorneys-in-fact of the undersigned, each with the power to act without the other and with the power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side of this ballot, all of the shares of common stock of 1Life Healthcare, Inc. (the "Company") standing in the name of the undersigned on April 4, 2022, with all powers which the undersigned would possess if present at the 2022 Annual Meeting of Stockholders of the Company to be held on June 2, 2022, via the Internet at www.virtualshareholdermeeting.com/ONEM2022, or at any adjournment, continuation, or postponement thereof. Receipt of the Notice of the 2022 Annual Meeting of Stockholders and Proxy Statement and the 2021 Annual Report is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed by you. If you do not provide any direction, this proxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxies upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side